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Oppenheimer Quest Balanced Value Fund
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This  Statement  of  Additional   Information  is  not  a  Prospectus.   This  document  contains  additional
information  about the Fund and supplements  information in the Prospectus  dated February 28, 2002. It should be read together  with the  Prospectus,  which may be  obtained  by  writing to the Fund's  Transfer  Agent,  OppenheimerFunds
Services,  at P.O. Box 5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................
How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Trustees and Officers of the Fund..................................................................
     The Manager........................................................................................
Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................
Financial Information About the Fund
Independent Auditors Report.............................................................................
Financial Statements....................................................................................

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ABOUT THE FUND
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objectives,  the principal  investment  policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional  Information contains  supplemental  information about those policies and risks and the types of securities that the Fund's Investment Manager,  OppenheimerFunds,  Inc., can select for the fund.  Additional  information  is also provided  about the  strategies  that the Fund might use to try to achieve its objectives.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In  selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates  the merits of  particular securities  primarily  through the exercise of its own investment  analysis.  In the case of corporate  issuers,  that process may  include,  among other  things,  evaluation  of the  issuer's  historical  operations,  prospects  for the industry  of which the issuer is part,  the  issuer's  financial  condition,  its  pending  product  developments  and business (and those of competitors),  the effect of general market and economic  conditions on the issuer's  business, and legislative  proposals that might affect the issuer. In the case of foreign  securities,  the Sub-Advisor may also consider  the  conditions  of a  particular  country's  economy  in  relation  to the U.S.  economy  or other  foreign economies,  general  political  conditions in a country or region,  the effect of taxes, the efficiencies and costs of particular markets and other factors when evaluating the securities of issuers in a particular country.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities  to issuers having a market  capitalization  of a specified size or range, and therefore the Fund can invest in securities of small-,  mid- and  large-capitalization  issuers.  At times,  the Fund may increase  the  relative  emphasis of its equity  investments  in securities of one or more  capitalization  ranges,  based upon the  Sub-Advisor's  judgment of where the best market  opportunities  are to seek the Fund's  objectives.  At times,  the market may favor or disfavor securities of issuers of a particular  capitalization  range,  and securities of  small-capitalization  issuers may be subject to greater  price  volatility  in general than  securities  of larger  companies.  Therefore,  if the Fund has substantial  investments in  smaller-capitalization  companies at times of market  volatility,  the Fund's share price could fluctuate more than that of funds focusing on larger-capitalization issuers.

                  |_| Value  Investing.  In selecting  equity  investments  for the Fund's  portfolio,  the  portfolio manager  currently uses a value  investing  style. In using a value  approach,  the portfolio  manager seeks stock and other equity  securities  that appear to be  temporarily  undervalued,  by various  measures,  such as  price/earnings ratios.  This approach is subject to change and might not  necessarily  be used in all cases.  Value  investing  seeks stocks  having  prices  that are low in relation  to their real worth or future  prospects,  in the hope that the Fund will realize  appreciation  in the value of its  holdings  when other  investors  realize the  intrinsic  value of the stock.

         Using value investing  requires  research as to the issuer's  underlying  financial  condition and prospects.
While there are a variety of measures  that can be used to identify  these  securities,  the  portfolio  manager looks primarily  at the issuer's  price/earnings  ratio,  which is the stock's  price  divided by its earnings per share.  A stock  having a  price/earnings  ratio lower than its  historical  range,  or the market as a whole or that of similar companies may offer attractive investment opportunities.

                  |_| Preferred  Stocks.  Preferred  stock,  unlike common stock,  has a stated  dividend rate payable from the corporation's  earnings.  Preferred stock dividends may be cumulative or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend  provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred  stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as  provisions allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.  Preferred stock generally has a preference over common stock on the  distribution of a corporation's  assets in the event of liquidation of the  corporation.  The rights of preferred  stock on  distribution  of a  corporation's assets in the event of a liquidation are generally  subordinate to the rights  associated  with a  corporation's  debt securities.  Preferred  stock  may be  "participating"  stock,  which  means  that it may be  entitled  to a  dividend exceeding the stated dividend in certain cases.

                  |_|  Rights  and  Warrants.  The Fund can  invest  up to 5% of its  total  assets  in  warrants  and rights.  Warrants  basically are options to purchase equity  securities at specific prices valid for a specific period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the  underlying  securities.  Rights are similar  to  warrants,  but  normally  have a short  duration  and  are  distributed  directly  by the  issuer  to its shareholders.  Rights and warrants  have no voting  rights,  receive no  dividends  and have no rights with respect to the assets of the issuer.

                  |_| Convertible  Securities.  Convertible  securities are debt securities that are convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's  price will likely  increase  when  interest  rates fall and  decrease  when  interest  rates rise.  If the conversion value exceeds the investment  value, the security will behave more like an equity security:  it will likely sell at a premium  over its  conversion  value,  and its price will tend to fluctuate  directly  with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security in many  cases,  their  conversion  feature
(allowing  conversion into equity  securities) may cause them in some cases to be regarded by the Sub-Advisor  more as
"equity  equivalents."  As a result,  the  rating  assigned  to the  security  has less  impact  on the  Sub-Advisor's investment  decision with respect to  convertible  securities  than in the case of  non-convertible  debt fixed income securities.  To determine whether convertible  securities should be regarded as "equity  equivalents," the Sub-Advisor may consider the following factors:
(1)      whether,  at the option of the  investor,  the  convertible  security can be exchanged  for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has  restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible  security may be a defensive "equity  substitute,"  providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X|  Investments  in  Debt  Securities.  The  Fund  invests  in  a  variety  of  domestic  and  foreign  debt securities,  including  corporate  bonds,  debentures  and other debt  securities,  and  foreign  and U.S.  government securities  including  mortgage-related  securities,  to seek investment income as part of its investment  objectives.
It might invest in them also to seek capital  growth or for  liquidity or defensive  purposes.  Although the Fund will invest at least 25% of its total assets in fixed-income senior securities,  the Fund currently emphasizes  investments in equity  securities.  Foreign debt  securities are subject to the risks of foreign  investing  described  below.  In general, domestic and foreign debt securities are also subject to credit risk and interest rate risk.

              |_| Credit Risk.  Credit risk relates to the ability of the issuer of a debt  security to meet  interest and principal payment  obligations as they become due. In making  investments in debt securities,  the Sub-Advisor may rely to some extent on the ratings of ratings  organizations  or it may use its own  research to evaluate a security's creditworthiness.  The Fund's debt  investments  can include  investment-grade  bonds and  non-investment  grade bonds
(commonly  referred to as "junk bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors
Service,  Inc., at least "BBB" by Standard & Poor's Rating Services or Fitch,  Inc., or that have  comparable  ratings by another nationally  recognized rating organization.  If securities the Fund buys are unrated, to be considered part of the Fund's  holdings of  investment-grade  securities,  they must be judged by the  Sub-Advisor to be of comparable quality to bonds rated as investment grade by a rating  organization.  The debt securities  rating  definitions of the principal ratings organizations are included in Appendix A to this Statement of Additional Information.

              |_|  Interest  Rate Risk.  Interest  rate risk refers to the  fluctuations  in value of debt  securities resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of  already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value.  In addition,  debt  securities  with longer  maturities,  which tend to have higher  yields,  are  subject to  potentially  greater  fluctuations  in value from  changes  in  interest  rates than obligations with shorter maturities.

         Fluctuations  in the market  value of  fixed-income  securities  after the Fund buys them will not affect the interest income payable on those  securities  (unless the security pays interest at a variable rate pegged to interest rate  changes).  However,  those price  fluctuations  will be  reflected  in the  valuations  of the  securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

              |_|  Special  Risks of  Lower-Grade  Securities.  The Fund can  invest up to 25% of its total  assets in lower-grade  debt  securities.  Because  lowergrade  securities  tend to offer  higher  yields  than  investment-grade securities,  the Fund may invest in lowergrade  securities if the Sub-Advisor is trying to achieve greater income.  In some cases,  the  appreciation  possibilities  of  lower-grade  securities  may be a reason they are  selected for the
Fund's portfolio.

         "Lower-grade"  debt securities are those rated below "investment  grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or Duff & Phelps,  or similar  ratings by other  rating organizations.  If they are  unrated,  and are  determined  by the  Sub-Advisor  to be of  comparable  quality to debt securities  rated below  investment  grade,  they are included in determining  the maximum amount of the Fund's assets that can be invested in lower-grade  securities  under the 25% limitation.  The Fund can invest in securities rated as low as "Caa" by  Moody's  or "CCC" by  Standard  and  Poor's,  although  currently  it does not  intend  to  invest in securities in those ratings categories.

         Some of the special  credit risks of  lower-grade  securities  are  discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment  grade  securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.  An overall  decline in values in the high yield bond  market is also more  likely  during a period of a general  economic downturn.  An economic  downturn or an increase  in interest  rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the  ability of issuers to pay  interest or repay  principal.  In the case of foreign  high yield  bonds,  these risks are in  addition  to the  special  risks of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on these  investments may reduce some of the risks to the Fund, as will the
Fund's  policy of  diversifying  its  investments.  Additionally,  to the extent  they can be  converted  into  stock, convertible  securities may be less subject to some of these risks than  non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Duff & Phelps are investment grade and are not  regarded as junk bonds,  those  securities  may be subject to special  risks,  and have some  speculative characteristics.

           |_|  Mortgage-Related  Securities.   Mortgage-related  securities  are  a  form  of  derivative  investment collateralized  by pools of commercial or residential  mortgages.  Pools of mortgage loans are assembled as securities for  sale  to  investors  by  government  agencies  or  entities  or by  private  issuers.  These  securities  include collateralized  mortgage  obligations  ("CMOs"),  mortgage  pass-through  securities,  stripped mortgage  pass-through securities,  interests  in  real  estate  mortgage  investment  conduits  ("REMICs")  and  other  real  estate-related securities.

         Mortgage-related  securities  that are issued or  guaranteed  by  agencies or  instrumentalities  of the U.S.
government  have  relatively  little  credit risk  (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities,  the prices of  mortgage-related  securities tend to move inversely to changes in interest  rates.  The Fund can buy  mortgage-related  securities  that have interest  rates that move  inversely to changes in general interest rates,  based on a multiple of a specific index.  Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In  periods  of  declining  interest  rates,   mortgages  are  more  likely  to  be  prepaid.   Therefore,  a
mortgage-related  security's  maturity  can be shortened  by  unscheduled  prepayments  on the  underlying  mortgages.
Therefore,  it is not possible to predict  accurately the  security's  yield.  The principal that is returned  earlier than  expected  may have to be  reinvested  in other  investments  having a lower  yield  than the  prepaid  security.
Therefore,  these  securities may be less effective as a means of "locking in" attractive  long-term  interest  rates, and they may have less  potential for  appreciation  during periods of declining  interest  rates,  than  conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial  fluctuations in the value of a mortgage-related  security. In turn, this can affect the value of the Fund's shares. If a  mortgage-related  security has been purchased at a premium,  all or part of the premium the Fund paid may be lost if there is a decline in the market  value of the  security,  whether that  results  from  interest  rate  changes or  prepayments  on the  underlying  mortgages.  In the case of  stripped mortgage-related  securities, if they experience greater rates of prepayment than were anticipated,  the Fund may fail to recoup its initial investment on the security.

         If interest  rates rise  rapidly,  prepayments  may occur at a slower  rate than  expected  and the  expected maturity of long-term  or  medium-term  securities  could  lengthen as a result.  That would cause their value and the prices of the Fund's shares to fluctuate more widely in response to changes in interest rates.

         As with other debt securities,  the values of  mortgage-related  securities may be affected by changes in the market's  perception of the  creditworthiness  of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

                  |_|  Collateralized  Mortgage  Obligations.  CMOs are multi-class  bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized  mortgage loans insured by the Federal Housing  Administration  or guaranteed by the Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each  class of CMO,  referred  to as a  "tranche,"  is  issued  at a  specific  coupon  rate and has a stated
maturity or final  distribution  date.  Principal  prepayments  on the  underlying  mortgages  may cause the CMO to be retired  much  earlier  than the stated  maturity  or final  distribution  date.  The  principal  and  interest on the underlying  mortgages may be allocated  among the several  classes of a series of a CMO in different ways. One or more tranches may have coupon  rates that reset  periodically  at a specified  increase  over an index.  These are floating rate CMOs,  and typically have a cap on the coupon rate.  Inverse  floating rate CMOs have a coupon rate that moves in the reverse  direction to an applicable  index.  The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X| U.S.  Government  Securities.  These are  securities  issued or guaranteed by the U.S.  Treasury or other
U.S.  government  agencies  or  federally-chartered   corporate  entities  referred  to  as  "instrumentalities."  The obligations  of U.S.  Government  agencies  or  instrumentalities  in  which  the Fund  may  invest  may or may not be guaranteed  or  supported  by the "full  faith and  credit"  of the  United  States.  "Full  faith and  credit"  means generally  that the taxing  power of the U.S.  government  is pledged to the  payment of  interest  and  repayment  of principal on a security.  If a security is not backed by the full faith and credit of the United States,  the owner of the security must look  principally to the agency  issuing the  obligation  for repayment.  The owner might be able to assert a claim against the United States if the issuing agency or  instrumentality  does not meet its commitment.  The
Fund will  invest  in  securities  of U.S.  government  agencies  and  instrumentalities  only if the  Sub-Advisor  is satisfied that the credit risk with respect to such instrumentality is minimal.

                  |_| U.S.  Treasury  Obligations.  These include Treasury bills (which have maturities of one year or less when issued),  Treasury  notes (which have  maturities of from one to ten years when issued),  and Treasury bonds
(maturities  of more than ten years when issued).  Treasury  securities are backed by the full faith and credit of the
United States as to timely  payments of interest and  repayments  of  principal.  They also can include U. S. Treasury securities that have been "stripped" by a Federal Reserve Bank, and zero-coupon U.S. Treasury securities.

                  |_|  Obligations  Issued or  Guaranteed  by U.S.  Government  Agencies or  Instrumentalities.  These
include direct  obligations  and  mortgage-related  securities  that have different  levels of credit support from the government.  Some are  supported  by the full faith and credit of the U.S.  Government,  such as  Government  National
Mortgage  Association  pass-through  mortgage  certificates (called "Ginnie Maes"). Some are supported by the right of the  issuer  to  borrow  from the U.S.  Treasury  under  certain  circumstances,  such as  Federal  National  Mortgage
Association  bonds ("Fannie  Maes").  Others are supported only by the credit of the entity that issued them,  such as
Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

                  |_|  U.S.   Government   Mortgage-Related   Securities.   The  Fund  can  invest  in  a  variety  of
mortgage-related  securities  that are issued by U.S.  Government  agencies  or  instrumentalities,  some of which are described below.

                  |_|  Zero-Coupon  U.S.  Government  Securities.   The  Fund  may  buy  zero-coupon  U.S.  government
securities.  These  will  typically  be U.S.  Treasury  Notes and Bonds  that have been  stripped  of their  unmatured interest coupons, the coupons themselves,  or certificates  representing  interests in those stripped debt obligations and coupons.

         Zero-coupon  securities  do not make  periodic  interest  payments and are sold at a deep discount from their face  value at  maturity.  The buyer  recognizes  a rate of  return  determined  by the  gradual  appreciation  of the security,  which is redeemed at face value on a specified  maturity date. This discount  depends on the time remaining until  maturity,  as well as prevailing  interest  rates,  the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

         Because  zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their value is generally  more volatile than the value of other debt  securities  that pay interest.
Their value may fall more  dramatically than the value of  interest-bearing  securities when interest rates rise. When prevailing  interest rates fall,  zero-coupon  securities tend to rise more rapidly in value because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the  Fund  to  recognize  income  and  make distributions  to shareholders  before it receives any cash payments on the zero-coupon  investment.  To generate cash to satisfy those  distribution  requirements,  the Fund may have to sell portfolio  securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X| Money Market  Instruments.  The following is a brief  description of the types of money market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term debt instruments that are issued by the U.S.  government,  corporations,  banks or other entities.  They may have fixed,  variable or floating interest rates.

                  |_|  U.S.  Government  Securities.  These  include  obligations  issued  or  guaranteed  by the U.S.
Government or any of its agencies or instrumentalities.

                  |_| Bank  Obligations.  The Fund  can buy  time  deposits,  certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than overnight deposits,  may be subject to withdrawal  penalties and, if so, they are deemed "illiquid" investments.

         The Fund can purchase bank obligations that are fully insured by the Federal Deposit  Insurance  Corporation.
The FDIC  insures the  deposits of member  banks up to $100,000  per  account.  Insured  bank  obligations  may have a limited market and a particular  investment of this type may be deemed  "illiquid" unless the Board of Trustees of the
Fund determines that a  readily-available  market exists for that particular  obligation,  or unless the obligation is payable at principal amount plus accrued interest on demand or within seven days after demand.

                  |_|  Commercial  Paper.  The Fund can invest in  commercial  paper if it is rated within the top two rating  categories  of Standard & Poor's and  Moody's.  If the paper is not rated,  it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial paper, including U.S.  dollar-denominated  securities of foreign branches of U.S.
banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and  interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

                  |_| Variable  Amount  Master  Demand  Notes.  Master  demand notes are  corporate  obligations  that permit the  investment  of  fluctuating  amounts by the Fund at varying  rates of interest  under direct  arrangements between the Fund, as lender,  and the borrower.  They permit daily changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement,  or to decrease the amount.  The borrower  may prepay up to the full amount of the note without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because  these notes are direct  lending  arrangements  between the lender and  borrower,  it is not expected that there  will be a trading  market for them.  There is no  secondary  market  for these  notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem  such notes is  dependent  upon the  ability of the  borrower  to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer  from whom these  notes will be  purchased.  However,  in connection  with such purchases and on an ongoing basis,  the Sub-Advisor  will consider the earning power,  cash flow and other  liquidity  ratios of the  issuer,  and its ability to pay  principal  and  interest on demand,  including a situation  in which all holders of such notes made  demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid  securities,  described in the  Prospectus.  The Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal  year.  For  example,  if a fund sold all of its  securities  during the year,  its portfolio  turnover rate would have been 100% annually.  The Fund's  portfolio  turnover rate will fluctuate from year to  year,  and  may be in  excess  of 100%  annually.  Increased  portfolio  turnover  creates  higher  brokerage  and transaction  costs for the Fund, which may reduce its overall  performance.  Additionally,  the realization of capital gains  from  selling  portfolio  securities  may  result  in  distributions  of  taxable  long-term  capital  gains to shareholders,  since the Fund will normally  distribute  all of its capital gains  realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time use the types of investment  strategies and investments  described  below. It is not required to use all of these  strategies at all times, and at times may not use them.

         |X| Foreign  Securities.  The Fund may purchase  equity and debt  securities  issued by foreign  companies or foreign  governments  or their  agencies.  "Foreign  securities"  include  equity  and debt  securities  of  companies organized  under the laws of countries  other than the United States and debt  securities of foreign  governments  and their  agencies  and  instrumentalities.  Those  securities  may be traded on foreign  securities  exchanges or in the foreign over-the-counter markets.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a
U.S. securities exchange or traded in the U.S.  over-the-counter  markets are considered "foreign  securities" for the purpose of the Fund's investment  allocations.  That is because they are subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

     Because the Fund can purchase securities denominated in foreign currencies, a change in the value of a foreign currency against the U.S. dollar could result in a change in the amount of income  the Fund has  available  for  distribution.
Because a portion of the Fund's  investment  income may be  received  in foreign currencies,  the Fund will be required to compute its income in U.S. dollars for distribution  to  shareholders,  and  therefore the Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency  losses may result in the  Fund'shaving  distributed  more  income in a particular fiscal period than was available from investment income,  which could result in a return of capital to shareholders.

         Investing in foreign  securities offers potential  benefits not available from investing solely in securities of  domestic  issuers.  They  include  the  opportunity  to invest in  foreign  issuers  that  appear to offer  growth potential,  or in foreign  countries with economic policies or business cycles different from those of the U.S., or to reduce  fluctuations  in portfolio  value by taking  advantage of foreign  stock  markets that do not move in a manner parallel  to U.S.  markets.  The Fund will hold  foreign  currency  only in  connection  with the  purchase or sale of foreign securities.

                  |_| Foreign Debt  Obligations.  The debt  obligations of foreign  governments and their agencies and instrumentalitites  may or may not be supported by the full faith and credit of the foreign  government.  The Fund may buy  securities  issued by certain  "supra-national"  entities,  which  include  entities  designated  or supported by governments to promote  economic  reconstruction  or  development,  international  banking  organizations  and related government  agencies.  Examples are the International  Bank for  Reconstruction  and Development  (commonly called the
"World Bank"), the Asian Development bank and the Inter-American Development Bank.

         The governmental  members of these  supra-national  entities are  "stockholders"  that typically make capital contributions  and may be  committed to make  additional  capital  contributions  if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a  percentage  of its total  capital, reserves and net income.  There can be no assurance that the constituent  foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

                  |_| Risks of Foreign Investing.  Investments in foreign  securities may offer special  opportunities for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in  value  of  foreign  investments  due to  changes  in  currency  rates  or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased  risks of delays in  settlement of portfolio  transactions  or loss of  certificates  for portfolio securities;
o        possibilities  in some countries of  expropriation,  confiscatory  taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

                  In the  past,  U.S.  government  policies  have  discouraged  certain  investments  abroad  by  U.S.
investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_|  Special  Risks of Emerging  Markets.  Emerging  and  developing  markets  abroad may also offer special  opportunities for growth investing but have greater risks than more developed foreign markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities  markets, and  settlements  of  purchases  and sales of  securities  may be subject to  additional  delays.  They are subject to greater risks of limitations on the  repatriation  of income and profits because of currency  restrictions  imposed by local  governments.  Those  countries may also be subject to the risk of greater  political and economic  instability, which can greatly  affect the volatility of prices of securities in those  countries.  The  Sub-Advisor  will consider these  factors  when  evaluating  securities  in these  markets,  because the  selection of those  securities  must be consistent with the Fund's goals of growth of capital and investment income.

         |X|  Investing  in Small,  Unseasoned  Companies.  The Fund can  invest in  securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They may have a limited  trading  market,  which may adversely  affect the Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other investors that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund  might  receive a lower  price for its  holdings  than  might  otherwise  be obtained.

         |X|  "When-Issued"   and   "Delayed-Delivery"   Transactions.   The  Fund  can  invest  in  securities  on  a
"when-issued"  basis and can  purchase or sell  securities  on a  "delayed-delivery"  or "forward  commitment"  basis.
When-issued and  delayed-delivery  are terms that refer to securities  whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date  (generally within 45 days of the date the offer is  accepted).  The  securities  are  subject  to  change  in value  from  market fluctuations  during the period  until  settlement.  The value at delivery may be less than the  purchase  price.  For example,  changes in interest rates in a direction other than that expected by the Sub-Advisor  before settlement will affect  the  value of such  securities  and may cause a loss to the Fund.  During  the  period  between  purchase  and settlement,  no payment is made by the Fund to the issuer  and no  interest  accrues to the Fund from the  investment.
No income  begins to accrue to the Fund on a when-issued  security  until the Fund receives the security at settlement of the trade.

         The  Fund  can  engage  in  when-issued  transactions  to  secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery  transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its  investment  objective  and  policies for its  portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into delayed-delivery or when-issued purchase  transactions to acquire securities,  it may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition  or to dispose of its right to  delivery  or receive  against a forward  commitment,  it may incur a gain or loss.

         At  the  time  the  Fund  makes  the  commitment  to  purchase  or  sell  a  security  on  a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale  transaction,  it records the  proceeds to be  received.  The Fund will  identify  on its books  liquid  assets at least equal in value to the value of the Fund's  purchase  commitments until the Fund pays for the investment.  The Fund will not enter into when-issued  commitments if more than 15% of the
Fund's net assets would be committed under these transactions.

         When-issued  and  delayed-delivery  transactions  can be used by the Fund as a defensive  technique  to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It may do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions.

         In a repurchase  transaction,  the Fund buys a security from, and  simultaneously  resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the  repurchase  agreement is in effect.
Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit  requirements  set by the Manager from time to time.

         The  majority of these  transactions  run from day to day,  and  delivery  pursuant  to the resale  typically occurs  within  one to five days of the  purchase.  Repurchase  agreements  having a  maturity  beyond  seven days are subject  to the  Fund's  limits on  holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in  effect,  the value of the  collateral  must  equal or  exceed  the  repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in  disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do so. The
Sub-Advisor  will  monitor the vendor's  creditworthiness  to confirm  that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its holdings of a restricted  security not registered  under the Securities  Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund  must  arrange  registration  because  the Fund  wishes to sell the  security,  a considerable  period may elapse  between the time the  decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price  fluctuation  during that period.

         The  Fund  may  also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of  restricted  securities,  as stated in the  Prospectus.
Those  percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities  have been determined to be liquid by the Manager and the Sub-Advisor  under  Board-approved  guidelines.  Those  guidelines take into account the trading  activity for such securities and the  availability of reliable  pricing  information,  among other  factors.  If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         |X|  Participation  Interests.  The Fund  can  invest  in  participation  interests,  subject  to the  Fund's limitation on investments in illiquid  investments.  A participation  interest is an undivided interest in a loan made by the issuing  financial  institution in the  proportion  that the buyers  participation  interest bears to the total principal amount of the loan. No more than 5% of the Fund's net assets can be invested in  participation  interests of the same borrower.  The issuing  financial  institution  may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

         Participation  interests are primarily  dependent  upon the  creditworthiness  of the borrowing  corporation, which is obligated to make  payments of principal  and interest on the loan.  There is a risk that a borrower may have difficulty  making  payments.  If a borrower  fails to pay scheduled  interest or principal  payments,  the Fund could experience  a reduction  in its income.  The value of that  participation  interest  might also  decline,  which could affect  the net  asset  value of the  Fund's  shares.  If the  issuing  financial  institution  fails to  perform  its obligations under the participation  agreement,  the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

         |X| Loans of Portfolio  Securities.  The Fund can lend its portfolio  securities to certain types of eligible borrowers  approved by the Board of  Trustees.  It may do so to try to provide  income or to raise cash for  liquidity purposes.  There  are some  risks  in  connection  with  securities  lending.  The Fund  might  experience  a delay in receiving  additional  collateral  to  secure a loan,  or a delay  in  recovery  of the  loaned  securities.  The Fund presently does not intend to engage in loans of securities.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank must both be satisfactory to the Fund.

         When it  lends  securities,  the  Fund  receives  amounts  equal  to the  dividends  or  interest  on  loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be  shared  with the  borrower.  The  Fund  may also pay  reasonable  finder,  custodian  and  administrative  fees in connection  with these loans.  The terms of the Fund's  loans must meet  applicable  tests under the Internal  Revenue
Code and  must  permit  the  Fund to  reacquire  loaned  securities  on five  days'  notice  or in time to vote on any important matter.

         |X| Hedging.  Although the Fund can use hedging  instruments,  it is not obligated to use them in seeking its objectives.  It does not currently  contemplate  using them to any significant  degree.  To attempt to protect against declines in the market value of the Fund's  portfolio,  to permit the Fund to retain  unrealized gains in the value of portfolio  securities that have appreciated,  or to facilitate  selling  securities for investment  reasons,  the Fund could:
         |_|    sell futures contracts,
         |_| buy puts on such futures or on securities, or
         |_| write  covered  calls on  securities  or  futures.  Covered  calls  could  also be used to  increase  the
         Fund's income, but the Sub-Advisor does not expect to engage extensively in that practice.

         The Fund can use hedging to  establish  a position in the  securities  market as a temporary  substitute  for purchasing  particular  securities.  In that case the Fund would  normally  seek to purchase the  securities  and then terminate  that  hedging  position.  The Fund might also use this type of hedge to  attempt  to  protect  against  the possibility  that its portfolio  securities  would not be fully  included in a rise in value of the market.  To do so, the Fund could:
         |_| buy futures, or
         |_| buy calls on such futures or on securities.

         The Fund's  strategy  of hedging  with  futures  and  options on  futures  will be  incidental  to the Fund's activities in the underlying cash market.  The particular  hedging  instruments the Fund can use are described  below.
The Fund may employ new hedging  instruments and strategies when they are developed,  if those investment  methods are consistent  with the Fund's  investment  objectives and are permissible  under  applicable  regulations  governing the
Fund.

                  |_| Futures.  The Fund can buy and sell futures  contracts  that relate to (1)  broadly-based  stock indices (these are referred to as "stock index futures"),  (2) foreign  currencies  (these are referred to as "forward contracts"), and (3) commodities (these are referred to as "commodity futures").

         A broadly-based  stock index is used as the basis for trading stock index futures.  These indices may in some cases be based on stocks of issuers in a particular  industry or group of industries.  A stock index assigns  relative values to the common  stocks  included  in the index and its value  fluctuates  in response to the changes in value of the underlying  stocks.  A stock index cannot be purchased or sold directly.  These  contracts  obligate the seller to deliver,  and the  purchaser  to take,  cash to settle  the  futures  transaction.  There is no  delivery  made of the underlying  securities  to settle the futures  obligation.  Either party may also settle the  transaction  by entering into an offsetting contract.

         The Fund can invest a portion of its assets in commodity  futures  contracts.  Commodity futures may be based upon commodities  within five main commodity groups:  (1) energy,  which includes crude oil, natural gas, gasoline and heating oil; (2) livestock,  which includes cattle and hogs; (3) agriculture,  which includes wheat,  corn,  soybeans, cotton,  coffee, sugar and cocoa; (4) industrial metals, which includes aluminum,  copper, lead, nickel, tin and zinc;
and (5) precious metals,  which includes gold,  platinum and silver.  The Fund may purchase and sell commodity futures contracts,  options on futures  contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment  with the futures  commission  merchant
(the "futures  broker").  Initial  margin  payments  will be deposited  with the Fund's  custodian  bank in an account registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that  account only under specified  conditions.  As the  future is marked to market  (that is,  its value on the Fund's  books is  changed)  to reflect changes in its market value,  subsequent margin payments,  called variation margin,  will be paid to or by the futures broker daily.

         At any time prior to  expiration  of the  future,  the Fund may elect to close out its  position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax  purposes.  All futures transactions  (except forward contracts) are effected through a clearinghouse  associated with the exchange on which the contracts are traded.

                  |_| Put and Call  Options.  The Fund can buy and sell  certain  kinds of put  options  ("puts")  and call  options  ("calls").  The  Fund can buy and  sell  exchange-traded  and  over-the-counter  put and call  options, including options on broadly-based indices, securities, foreign currencies and stock index futures.

                  |_| Writing  Covered Call  Options.  The Fund can write (that is, sell) covered  calls.  If the Fund sells a call  option,  it must be  covered.  For  options on  securities,  that  means the Fund must own the  security subject to the call while the call is  outstanding.  For stock index  options,  that means the call must be covered by segregating  liquid assets to enable the Fund to satisfy its  obligations if the call is exercised.  The Trustees have adopted an operating  policy that the Fund may not write  covered call options (or write put options)  with respect to more than 5% of the value of the Fund's total assets.

         When the Fund writes a call on a security,  it receives cash (a premium).  For calls on securities,  the Fund agrees to sell the underlying  security to a purchaser of a  corresponding  call on the same security  during the call period at a fixed  exercise  price  regardless  of market price  changes  during the call  period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the  underlying  security.
The Fund has the risk of loss that the price of the  underlying  security  may decline  during the call  period.  That risk may be offset to some extent by the  premium  the Fund  receives.  If the value of the  investment  does not rise above the call  price,  it is likely that the call will lapse  without  being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Funds writes a call on an index,  it receives  cash (a  premium).  If the buyer of a call on a stock index  exercises  it, the Fund will pay an amount of cash equal to the  difference  between the  closing  price of the call and the exercise price,  multiplied by a specified  multiple that determines the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         Settlement  of puts and calls on  broadly-based  stock  indices is in cash.  Gain or loss on options on stock indices depends on changes in the index in question (and thus on price movements in the stock market generally).

         The Fund's  custodian,  or a securities  depository  acting for the custodian,  will act as the Fund's escrow agent,  through the facilities of the Options Clearing  Corporation  ("OCC"),  as to the investments on which the Fund has written  calls traded on exchanges or as to other  acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration  of the option or when the Fund enters into a closing transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary
U.S.  Government  securities  dealer  which will  establish a formula  price at which the Fund will have the  absolute right to  repurchase  that OTC  option.  The  formula  price  will  generally  be based on a multiple  of the  premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying security (that is, the option is "in the money").  When the Fund writes an OTC option,  it will treat as illiquid (for purposes of its  restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate  its  obligation  on a call it has  written,  the Fund may  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium  received on the call the Fund wrote is more or less than the price  of the call the  Fund  purchases  to close  out the  transaction.  The Fund may  realize  a profit  if the call expires  unexercised,  because the Fund will retain the premium it received  when it wrote the call.  Any such profits are considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When distributed  by the  Fund  they are  taxable  as  ordinary  income.  If the Fund  cannot  effect  a  closing  purchase transaction  due to the lack of a market,  it will have to hold the  escrowed  assets in escrow until the call expires or is exercised.

         The Fund may also write  calls on a futures  contract  without  owning the  futures  contract  or  securities deliverable  under  the  contract.  To do so,  at the time the  call is  written,  the  Fund  must  cover  the call by segregating an equivalent  dollar amount of liquid assets.  The Fund will  segregate  additional  liquid assets if the value of the  segregated  assets  drops below 100% of the current  value of the  future.  Because of this  segregation requirement,  in no  circumstances  would the Fund's receipt of an exercise  notice as to that future require the Fund to deliver a futures  contract.  It would simply put the Fund in a short futures  position,  which is permitted by the
Fund's hedging policies.

                  |_| Writing Put  Options.  The Fund can sell put options on stock  indices,  foreign  currencies  or stock index futures.  A put option on securities  gives the purchaser the right to sell, and the writer the obligation to buy, the underlying  investment of the exercise  price during the option period.  If the Fund writes a put, the put must be covered by liquid assets  identified on the Fund's books in an amount at least equal to the exercise  price of the underlying  securities.  The Fund therefore  forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         The  premium  the  Fund  receives  from  writing  a put  represents  a  profit,  as long as the  price of the underlying  investment  remains equal to or above the exercise  price of the put.  However,  the Fund also assumes the obligation  during  the  option  period to settle the  transaction  in cash with the buyer of the put at the  exercise price,  even if the value of the underlying  investment  falls below the exercise price. If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the transaction  costs incurred.  If the put is exercised,  the Fund must fulfill its obligation to settle in cash at the exercise  price.  That price will usually  exceed the market  value of the  investment  at that time.  In that case,  the fund might  incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the  underlying  investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer  through which the put was sold.  That notice will require the Fund to settle the transaction in cash at the exercise price.  The Fund has no control over when it may be required to settle the  transaction,  since it may be assigned an exercise  notice at any time prior to the  termination  of its  obligation  as the writer of the put. That obligation  terminates  upon  expiration of the put. It may also terminate if, before it receives an exercise  notice, the Fund effects a closing  purchase  transaction  by  purchasing  a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may  decide to effect a closing  purchase  transaction  to  realize a profit on an  outstanding  put option it has written or to prevent the  underlying  security  from being put.  The Fund will realize a profit or loss from a  closing  purchase  transaction  depending  on  whether  the cost of the  transaction  is less or more than the premium received from writing the put option.  Any profits from writing puts are considered  short-term  capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  |_|  Purchasing  Calls and Puts.  The Fund can buy calls to protect  against  the  possibility  that the Fund's portfolio will not participate in an anticipated rise in the securities market.
When the Fund buys a call  (other  than in a closing  purchase  transaction),  it pays a  premium.  Buying a call on a security or future gives the Fund the right to buy the underlying  investment  from a seller of a  corresponding  call on the same investment  during the call period at a fixed exercise price.  The Fund benefits only if it sells the call at a profit or if,  during the call period,  the market  price of the  underlying  investment  is above the sum of the call price plus the  transaction  costs and the  premium  paid for the call and the Fund  exercises  the call.  If the
Fund does not  exercise  the call or sell it  (whether  or not at a profit),  the call will  become  worthless  at its expiration  date.  In that case the Fund will have paid the  premium  but lost the right to  purchase  the  underlying investment.

         In the case of a  purchase  of a call on a stock  index,  if the Fund  exercises  the  call  during  the call period,  a seller of a corresponding  call on the same index will pay the Fund an amount of cash to settle the call if the closing  level of the stock  index upon which the call is based is greater  than the  exercise  price of the call.
That cash  payment is equal to the  difference  between the closing  price of the call and the  exercise  price of the call  times a  specified  multiple  (the  "multiplier")  which  determines  the total  dollar  value for each point of difference.
         When the Fund buys a put,  it pays a premium.  It has the right  during the put period to require a seller of a  corresponding  put,  upon the Fund's  exercise of its put, to buy the  underlying  security (in the case of puts on securities or futures) or in the case of puts on stock  indices,  to deliver cash to the Fund to settle the put if the closing  level of the stock index upon which the put is based is less than the  exercise  price of the put.  That cash payment is determined by the multiplier, in the same manner as described above as to calls.

         Buying a put on a security or future  enables  the Fund to sell the  underlying  investment  to a seller of a corresponding put on the same investment  during the put period at a fixed exercise price.  Buying a put on securities or futures the Fund owns  enables  the Fund to attempt to protect  itself  during the put period  against a decline in the value of the underlying  investment below the exercise price by selling the underlying  investment at the exercise price to a seller of a  corresponding  put. If the market price of the underlying  investment is equal to or above the exercise price and, as a result,  the put is not exercised or resold,  the put will become worthless at its expiration date.  In that  case the Fund  will  have  paid the  premium  but lost the  right to sell the  underlying  investment.
However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

         Buying a put on an investment  the Fund does not own (such as an index or future)  permits the Fund either to resell the put or to buy the  underlying  investment  and sell it at the  exercise  price.  The resale price will vary inversely to the price of the underlying  investment.  If the market price of the  underlying  investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         When the Fund  purchases  a put on a stock  index,  the put  protects  the Fund to the extent  that the index moves in a similar  pattern to the  securities  the Fund holds.  The Fund can resell the put.  The resale price of the put  will  vary  inversely  with  the  price of the  underlying  investment.  If the  market  price of the  underlying investment is above the exercise  price,  and as a result the put is not exercised,  the put will become  worthless on the  expiration  date. In the event of a decline in price of the  underlying  investment,  the Fund could  exercise or sell the put at a profit to attempt to offset some or all of its loss on its  portfolio  securities.  The Fund may buy a call or put only if, after the  purchase,  the value of all call and put options held by the Fund will not exceed 5%
of the Fund's total assets.

                  |_| Buying and  Selling  Options  on  Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They  include  puts and calls that trade on a securities  or  commodities  exchange or in the over-the-counter  markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities  and  increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the  Sub-Advisor  anticipates a rise in the dollar value of a foreign  currency in which  securities to be acquired are  denominated,  the increased  cost of those  securities  may be partially  offset by purchasing  calls or writing puts on that  foreign  currency.  If the  Sub-Advisor  anticipates  a decline in the dollar value of a foreign currency,  the decline in the dollar value of portfolio  securities  denominated  in that currency  might be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign  currency is "covered" if the Fund owns the underlying  foreign  currency covered by the call or has an absolute and immediate right to acquire that foreign  currency  without  additional cash consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank)
upon conversion or exchange of other foreign currency held in its portfolio.

         |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special skills and knowledge of investment  techniques that are different than what is required for normal portfolio  management.  If the
Sub-Advisor uses a hedging  instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may  reduce the  Fund's  return.  The Fund could also  experience  losses if the  prices of its  futures  and  options positions were not correlated with its other investments. The Fund's option activities may affect its costs.

         The Fund's  option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio  securities,  thus increasing its turnover  rate.  The  exercise  by the Fund of puts on  securities  will  cause  the sale of  underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether  to  exercise  a put it holds is within  the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put. Those  commissions  could be higher on a relative basis than the commissions for direct  purchases or sales of the underlying  investments.  Premiums paid for options  are small in  relation to the market  value of the  underlying  investments.  Consequently,  put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be  required  to sell the  investment  at the  call  price.  It will not be able to  realize  any  profit  if the investment has increased in value above the call price.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any  particular  option.  The
Fund might  experience  losses if it could not close out a position  because of an  illiquid  market for the future or option.

         There is a risk in using short hedging by selling  futures or  purchasing  puts on  broadly-based  indices or futures to attempt to protect against declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the
Fund's  securities.  For example,  it is possible that while the Fund has used hedging  instruments  in a short hedge, the market may advance and the value of the securities held in the Fund's  portfolio might decline.  If that occurred, the Fund would lose money on the  hedging  instruments  and also  experience  a decline in the value of its  portfolio securities.  However,  while this could occur for a very brief period or to a very small  degree,  over time the value of a  diversified  portfolio  of  securities  will tend to move in the same  direction  as the indices  upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition of the Fund's  portfolio  diverges from the securities  included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged. It might do so if the  historical  volatility  of the  prices  of the  portfolio  securities  being  hedged  is more  than  the historical volatility of the applicable index.

         The  ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions,  due to differences  in the nature of those  markets.  First,  all  participants  in the futures  market are subject to margin deposit and  maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts through offsetting  transactions which could distort the normal relationship  between the cash and futures  markets.  Second,  the liquidity of the futures market depends on  participants  entering into offsetting transactions  rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery, liquidity  in the futures  market  could be  reduced,  thus  producing  distortion.  Third,  from the point of view of speculators,  the deposit  requirements  in the  futures  market are less  onerous  than  margin  requirements  in the securities  markets.  Therefore,  increased  participation  by speculators  in the futures market may cause  temporary price distortions.

         The Fund can use  hedging  instruments  to  establish  a position  in the  securities  markets as a temporary substitute  for the purchase of individual  securities  (long hedging) by buying futures and/or calls on such futures, broadly-based  indices or on securities.  It is possible that when the Fund does so the market might  decline.  If the
Fund then  concludes  not to invest in securities  because of concerns  that the market might  decline  further or for other  reasons,  the Fund will  realize a loss on the hedging  instruments  that is not offset by a  reduction  in the price of the securities purchased.

         |_| Forward  Contracts.  Forward  contracts are foreign  currency  exchange  contracts.  They are used to buy or sell  foreign  currency  for future  delivery  at a fixed  price.  The Fund uses them to "lock in" the U.S.  dollar price of a  security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to  protect  against possible  losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure  in  foreign  currency  exchange  contracts  in a  particular  foreign  currency  to the amount of its assets denominated in that currency or a closely-correlated  currency.  The Fund may also use "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and  another  party  agrees to sell,  a specific currency at a future  date.  That date may be any fixed  number of days from the date of the  contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward  contracts to protect  against  uncertainty in the level of future  exchange  rates.
The use of forward  contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce  the risk of loss  from a  decline  in the  value of the  hedged  currency,  at the same  time  they  limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters  into a  contract  for the  purchase  or sale of a  security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments  in a foreign  currency,  the Fund  might  desire to
"lock-in" the U.S.  dollar price of the security or the U.S.  dollar  equivalent of the dividend  payments.  To do so, the Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the  underlying  transaction,  in a fixed amount of U.S.  dollars per unit of the foreign  currency.  This is called a
"transaction  hedge."  The  transaction  hedge will  protect  the Fund  against a loss from an  adverse  change in the currency  exchange  rates  during the period  between the date on which the  security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund  believes that foreign  currency  might a  substantial  decline  against the
U.S. dollar,  it could into a forward contract to sell an amount of that foreign currency  approximating  the value of some or all of the Fund's  portfolio  securities  denominated  in that foreign  currency.  When the Fund believes that the U.S.  dollar  might  suffer a  substantial  decline  against a foreign  currency,  it could  enter  into a forward contract to buy that foreign  currency for a fixed dollar amount.  Alternatively,  the Fund could enter into a forward contract to sell a different  foreign  currency  for a fixed U.S.  dollar  amount if the Fund  believes  that the U.S.
dollar  value of the foreign  currency  to be sold  pursuant to its forward  contract  will fall  whenever  there is a decline in the U.S. dollar value of the currency in which portfolio  securities of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying to its custodian bank assets having a value equal to the aggregate  amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.  However,  to avoid excess transactions and transaction  costs, the Fund may maintain a net exposure to forward  contracts in excess of the value of the Fund's  portfolio  securities  or other  assets  denominated  in  foreign  currencies  if the excess  amount is
"covered"  by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.

         As one  alternative,  the Fund may  purchase a call  option  permitting  the Fund to  purchase  the amount of foreign  currency  being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign  currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The  precise  matching  of the amounts  under  forward  contracts  and the value of the  securities  involved generally will not be possible  because the future value of securities  denominated in foreign  currencies will change as a consequence of market  movements  between the date the forward  contract is entered into and the date it is sold.
In some cases,  the Sub-Advisor  might decide to sell the security and deliver foreign currency to settle the original purchase  obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot"  (that is,  cash)
market to settle the  security  trade.  If the market  value of the  security  instead  exceeds  the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security.  There will be additional  transaction  costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward  contracts involve the risk that anticipated  currency movements  will not be  accurately  predicted,  causing  the Fund to  sustain  losses  on these  contracts  and to pay additional  transactions  costs.  The use of forward  contracts in this manner might reduce the Fund's  performance if there are  unanticipated  changes in currency  prices to a greater  degree than if the Fund had not entered  into such contracts.

         At or before the maturity of a forward  contract  requiring the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation to deliver the currency by  purchasing a second  contract.
Under that  contract the Fund will  obtain,  on the same  maturity  date,  the same amount of the currency  that it is obligated  to deliver.  Similarly,  the Fund might close out a forward  contract  requiring it to purchase a specified currency  by  entering  into a second  contract  entitling  it to sell the same  amount  of the same  currency  on the maturity  date of the first  contract.  The Fund  would  realize a gain or loss as a result of  entering  into such an offsetting  forward  contract  under  either  circumstance.  The gain or loss will  depend on the  extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts varies with factors such as the currencies  involved, the length of the contract period and the market  conditions then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty  under each forward contract.

         Although  the Fund  values  its assets  daily in terms of U.S.  dollars,  it does not  intend to convert  its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund may convert foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the  difference  between the prices at which they buy and sell  various  currencies.
Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser  rate of exchange if the Fund desires to resell that currency to the dealer.

         |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on  futures,  the Fund is required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC.
The Rule does not limit the  percentage of the Fund's assets that may be used for futures  margin and related  options premiums  for a bona fide  hedging  position.  However,  under the Rule,  the Fund must  limit its  aggregate  initial futures margin and related options  premiums to not more than 5% of the Fund's net assets for hedging  strategies that are not considered bona fide hedging  strategies  under the Rule. Under the Rule, the Fund must also use short futures and  options on  futures  solely for bona fide  hedging  purposes  within  the  meaning  and intent of the  applicable provisions of the Commodity Exchange Act.

         Transactions  in options by the Fund are subject to  limitations  established  by the option  exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of investors acting in concert.  Those  limits  apply  regardless  of whether the options  were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be  affected  by options  written or held by other entities,  including other investment  companies having the same advisor as the Fund (or an advisor that is an  affiliate  of the Fund's  advisor  or  Sub-Advisor).  The  exchanges  also  impose  position  limits on futures transactions.  An exchange may order the  liquidation  of  positions  found to be in violation of those limits and may impose certain other sanctions.

         Under the  Investment  Company  Act,  when the Fund  purchases  a future,  it must  maintain  cash or readily marketable  short-term  debt  instruments  in an amount equal to the market  value of the  securities  underlying  the future,  less the margin  deposit  applicable to it. The account must be a segregated  account or accounts held by the
Fund's custodian bank.

         |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign  currency  exchange  contracts in which the
Fund may invest are  treated as "Section  1256  contracts"  under the  Internal  Revenue  Code.  In general,  gains or losses  relating to Section 1256  contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from  Section  1256  contracts  that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the
Fund at the end of each  taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were  realized.  These  contracts  also may be  marked-to-market  for  purposes  of  determining  the  excise tax applicable  to  investment  company  distributions  and for other  purposes  under  rules  prescribed  pursuant to the
Internal  Revenue Code. An election can be made by the Fund to exempt those  transactions  from this  marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in  "straddles"  for federal income tax purposes.
The  straddle  rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle positions.  Generally,  a loss sustained on the  disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions  making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized  gain in the offsetting  positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest  or other  receivables  or  accrues  expenses  or other  liabilities  denominated  in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or  losses  attributable  to  fluctuations  in the  value of a  foreign  currency  between  the date of acquisition of a debt security  denominated in a foreign currency or foreign currency forward  contracts and the date of disposition.

         Currency gains and losses are offset  against market gains and losses on each trade before  determining a net
"Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:

         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Fund's  investment  objectives are fundamental  policies.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of
Trustees  can  change  non-fundamental  policies  without  shareholder  approval.  However,   significant  changes  to
investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

                  |_| The Fund cannot invest in physical  commodities or physical commodity  contracts.  However,  the
Fund may buy and sell hedging  instruments to the extent  specified in its Prospectus and this Statement of Additional
Information  from time to time.  The Fund can also buy and sell  options,  futures,  securities  or other  instruments backed by, or the investment return from which is linked to changes in the price of, physical commodities.

                  |_|  The  Fund  cannot  invest  in  real  estate  or  real  estate  limited   partnerships   (direct
participation  programs).  However,  the Fund may purchase securities of issuers that engage in real estate operations and securities that are secured by real estate or interests in real estate.

                  |_| The Fund cannot underwrite  securities of other companies.  A permitted  exception is in case it might be  deemed to be an  underwriter  under the  Securities  Act of 1933 in  disposing  of a  security  held its own portfolio.

                  |_| The Fund  cannot  invest in  securities  of any issuer if, to the  knowledge  of the Trust,  any officer or trustee of the Trust or any officer or director of the Manager or  Sub-Advisor  owns more than 1/2 of 1% of the  outstanding  securities  of that  issuer,  and who  together own more 5% of the  outstanding  securities  of that issuer;

                  |_| The Fund  cannot  pledge its  assets or assign or  otherwise  encumber  its assets in amounts in excess of 10% of its net  assets  (taken at market  value at the time of  pledging).  The Fund can  pledge,  assign or encumber  its assets  only to secure  borrowings  made  within the  limitations  set forth in the  Prospectus  or this
Statement of Additional Information.

                  |_| The Fund cannot invest for the purpose of exercising control or management of another company.

                  |_| The Fund  cannot  issue  senior  securities  as defined in the  Investment  Company Act of 1940.
However,  the Fund may enter into any repurchase  agreement;  borrow money in accordance with  restrictions  described above, and lend portfolio securities.

                  |_| The Fund cannot make loans to any person or  individual.  However,  portfolio  securities may be loaned by the Fund within the limitations set forth in the Prospectus or this Statement of Additional Information.

                  |_| The Fund cannot  invest more than 5% of the value of its total assets in the  securities  of any one issuer.  This restriction applies to 75% of its total assets.

                  |_| The Fund cannot  purchase  more than 10% of the voting  securities of any one issuer (other than the U.S.  government  or any of its  agencies or  instrumentalities).  This  restriction  applies to 75% of the Fund's total assets.

                  |_| The Fund cannot  concentrate  its  investments in any  particular  industry.  However,  if it is deemed  appropriate to help the Fund attain its investment  objective,  the Fund may invest up to but less than 25% of its  total  assets  (valued  at the  time of  investment)  in any one  industry  classification  used by the  Fund for investment purposes. For this purpose, a foreign government is considered to be an industry.

                  |_| The Fund cannot borrow money in excess of 33-1/3% of the value of the Fund's total  assets.  The
Fund may borrow only from banks and only as a temporary  measure for  extraordinary  or emergency  purposes.  The Fund will make no  additional  investments  while  borrowings  exceed 5% of the Fund's total  assets.  With respect to this fundamental  policy,  the Fund can borrow only if it  maintains a 300% ratio of assets to  borrowings  at all times in the manner set forth in the Investment Company Act.

         |X|  Does the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The  Fund  has a  number  of other investment  restrictions  that are not  fundamental  policies,  which  means  that they can be changed by the Board of
Trustees without shareholder approval.

                  |_| The Fund  cannot  make short  sales or  purchase  securities  on margin.  However,  the Fund can mark  short-term  borrowings  when  necessary  for the  clearance of purchases  of  portfolio  securities.  Collateral arrangements in connection with futures and options  transactions are not deemed to be margin  transactions under this restriction.

                  |_| The Fund cannot  invest in interests in oil, gas or other  mineral  exploration  or  development programs or leases.

          Unless the  Prospectus or this  Statement of  Additional  Information  states that a percentage  restriction applies  on an  ongoing  basis,  it  applies  only at the time the Fund  makes an  investment.  The Fund need not sell securities to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the
Fund.

         For purposes of the Fund's  policy not to  concentrate  its assets as described in the  Prospectus,  the Fund has adopted,  as a matter of non-fundamental  policy, the corporate industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  The  percentage  restrictions  described  above and in the  Prospectus apply only at the time of investment  and require no action by the Fund as a result of subsequent  changes in relative values.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment  company.  The Fund is one of three  series of  Oppenheimer  Quest For Value  Funds,  an  open-end  management  investment  company  organized  as a
Massachusetts business trust in April 1987 (and which is referred to as the "Trust").

         |X| Classes of Shares. The Trustees are authorized  without  shareholders  approval,  to create new series of the Trust  and new  classes  of shares of the Fund.  The  Trustees  may  reclassify  unissued  shares of the Fund into additional  series or  classes  of  shares.  The  Trustees  also may  divide or  combine  the shares of a class into a greater or lesser number of shares  without  changing the  proportionate  beneficial  interest of a shareholder in the
Fund.  Shares do not have  cumulative  voting  rights or  preemptive or  subscription  rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund  currently  has five classes of shares:  Class A, Class B, Class C, Class N and Class Y. All classes invest in the same investment portfolio.  Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely  transferable,  and each share of each  class has one vote at  shareholder  meetings,  with fractional  shares voting  proportionally  on matters  submitted to the vote of  shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

                  Shareholders  have  the  right,  upon  the  declaration  in  writing  or vote of  two-thirds  of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the
Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense.
The shareholders making the request must have been shareholders for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares, whichever is less. The
Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder  and Trustee  Liability.  The Trust's  Declaration of Trust  contains an express  disclaimer of  shareholder  or  Trustee  liability  for  the  Fund's  obligations.  It  also  provides  for  indemnification  and reimbursement  of  expenses  out  of  the  Fund's  property  for  any  shareholder  held  personally  liable  for  its obligations.  The  Declaration of Trust also states that upon request,  the Fund shall assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy  any  judgment on that claim.
Massachusetts  law permits a  shareholder  of a business  trust (such as the Fund) to be held  personally  liable as a
"partner" under certain circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances  in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that  any  person  doing  business  with the  Fund  (and  each shareholder  of the  Fund)  agrees  under  its  Declaration  of Trust to look  solely  to the  assets  of the Fund for satisfaction  of any claim or demand that may arise out of any  dealings  with the Fund.  Additionally,  the  Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees.  The Fund is governed by a Board of Trustees,  which is  responsible  for  protecting the interests of shareholders  under  Massachusetts  law. The Trustees meet  periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its  shareholders,  it may hold shareholder  meetings from time to time on important  matters,  and shareholders  have the right to call a meeting  to remove a Trustee or to take other  action  described  in the Funds'
Declaration of Trust.

         The Board of Trustees has an Audit  Committee.  The Audit Committee  provides the Board with  recommendations regarding the selection of the Fund's  independent  auditor.  The Audit  Committee  also reviews the scope and results of audits and the audit fees charged,  reviews  reports from the Fund's  independent  auditors  concerning  the Fund's internal  accounting  procedures and controls,  and reviews reports of the Manager's internal auditor.  The members of the Audit Committee are Paul Clinton  (Chairman),  Thomas Courtney,  Robert Galli, Lacy Herrmann and Brian Wruble. The
Audit Committee met three times during the Fund's fiscal year ended October 31, 2001.

Trustees and Officers of the Fund.  The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and the principal occupations and business affiliations during the past five years are listed below.  Each of the Trustees are independent trustees, which means that they have no affiliation with the Manager as defined in the Investment Company Act.  The information for the Trustees also includes the dollar range of shares of the Fund as well as the aggregate dollar range of shares of the Board III Funds beneficially owned by the Trustee.  All information is as of December 31, 2001.  All of the Trustees are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer Quest For Value Funds, a series Rochester Portfolio Series, a series
 fund having the following series:                   fund having one series:
      Oppenheimer Small Cap Value Fund,              Limited-Term New York Municipal Fund,
      Oppenheimer Quest Balanced Value Fund and      Bond Fund Series, a series
      Oppenheimer Quest Opportunity Value Fund,      fund having one series:
Oppenheimer Quest Global Value Fund, Inc.,  Oppenheimer Convertible Securities Fund,
Oppenheimer Quest Capital Value Fund, Inc., Rochester Fund Municipals, and
Oppenheimer Quest Value Fund, Inc.                   Oppenheimer MidCap Fund

         In addition to being a director  or trustee of the Board III Funds,  Mr.  Galli is also a director or trustee of 33 other portfolios in the Oppenheimer Funds complex.

Messrs.  Murphy,  Bishop,  Farrar,  Molleur,  Wixted,  Zack and  Mses.  Feld and Ives who are  officers  of the  Fund, respectively  hold the same offices of the other Board III Funds.  As of January 15,  2002,  the Trustees and officers of the Fund as a group  owned of  record or  beneficially  less  than 1% of each  class of  shares  of the  Fund.  The foregoing  statement does not reflect  ownership of shares of the Fund held of record by an employee  benefit plan for employees  of the  Manager,  other than the shares  beneficially  owned  under the plan by officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the
Manager or Distributor of the Board III Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Trustees

--------------------------- ----------------------------------------------------- ----------------- -------------------

                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with       Principal Occupation(s) During Past 5 Years / Other   Dollar Range of    Owned in any of
Fund and Length of Time     Trusteeships Held by Trustee / Number of Portfolios   Shares Owned in     the Board III
Served2                     in Fund Complex Overseen by Trustee                       the Fund            Funds

--------------------------- ----------------------------------------------------- ----------------- -------------------
--------------------------- ----------------------------------------------------- ----------------- -------------------

Thomas W. Courtney,         Principal  of  Courtney  Associates,  Inc.  (venture         $0         $10,001 - $50,000
Chairman of the Board of    capital  firm);  former  General  Partner of Trivest
Trustees, Trustee since     Venture Fund (private venture capital fund);  former
April, 1987                 President   of   Investment   Counseling   Federated
Age: 68                     Investors,  Inc.;  Trustee of Cash Assets  Trust,  a
                            money  market fund;  Director of OCC Cash  Reserves,
                            Inc., and Trustee of OCC  Accumulation  Trust,  both
                            of which are open-end investment companies;  Trustee
                            of  Hawaiian  Tax-Free  Trust and Tax Free  Trust of
                            Arizona,  tax-exempt bond funds;  former Director of
                            Financial Analysts  Federation.  Director/trustee of
                            10  investment  companies  in  the  OppenheimerFunds
                            complex.

--------------------------- ----------------------------------------------------- ----------------- -------------------
--------------------------- ----------------------------------------------------- ----------------- -------------------

Paul Y. Clinton, Trustee,   Principal of Clinton Management Associates, a                $0           Over $100,000
since April, 1987           financial and venture capital consulting firm;
Age: 70.                    Trustee of Capital Cash Management Trust, a
                            money-market fund and Narragansett Tax-Free Fund, a
                            tax-exempt bond fund; Director of OCC Cash
                            Reserves, Inc. and Trustee of OCC Accumulation
                            Trust, both of which are open-end investment
                            companies. Formerly: Director, External Affairs,
                            Kravco Corporation, a national real estate owner
                            and property management corporation; President of
                            Essex Management Corporation, a management
                            consulting company; a general partner of Capital
                            Growth Fund, a venture capital partnership; a
                            general partner of Essex Limited Partnership, an
                            investment partnership; President of Geneve Corp.,
                            a venture capital fund; Chairman of Woodland
                            Capital Corp., a small business investment company;
                            and Vice President of W.R. Grace & Co.
                            Director/trustee of 10 investment companies in the
                            OppenheimerFunds complex.

--------------------------- ----------------------------------------------------- ----------------- -------------------
--------------------------- ----------------------------------------------------- ----------------- -------------------

Robert G. Galli,            A Trustee or Director of other Oppenheimer funds.            $0         Over $100,0003
Trustee since June, 1998    Formerly Vice Chairman of the Manager (October 1995
Age: 68                     - December 1997). Director/trustee of 41 investment
                            companies in the OppenheimerFunds complex.

--------------------------- ----------------------------------------------------- ----------------- -------------------
--------------------------- ----------------------------------------------------- ----------------- -------------------

Lacy B. Herrmann,           Chairman and Chief Executive Officer of Aquila               $0         $10,001 - $50,000
Trustee since April, 1987   Management Corporation, the sponsoring organization
Age: 72                     and manager, administrator and/or sub-Adviser to
                            the following open-end investment companies, and
                            Chairman of the Board of Trustees and President of
                            each: Churchill Cash Reserves Trust, Aquila -
                            Cascadia Equity Fund, Pacific Capital Cash Assets
                            Trust, Pacific Capital U.S. Treasuries Cash Assets
                            Trust, Pacific Capital Tax-Free Cash Assets Trust,
                            Prime Cash Fund, Narragansett Insured Tax-Free
                            Income Fund, Tax-Free Fund For Utah, Churchill
                            Tax-Free Fund of Kentucky, Tax-Free Fund of
                            Colorado, Tax-Free Trust of Oregon, Tax-Free Trust
                            of Arizona, Hawaiian Tax-Free Trust, and Aquila
                            Rocky Mountain Equity Fund; Vice President,
                            Director, Secretary, and formerly Treasurer of
                            Aquila Distributors, Inc., distributor of the above
                            funds; President and Chairman of the Board of
                            Trustees of Capital Cash Management Trust ("CCMT"),
                            and an Officer and Trustee/Director of its
                            predecessors; President and Director of STCM
                            Management Company, Inc., sponsor and adviser to
                            CCMT; Chairman, President and a Director of InCap
                            Management Corporation, formerly sub-adviser and
                            administrator of Prime Cash Fund and Short Term
                            Asset Reserves; Director of OCC Cash Reserves,
                            Inc., and Trustee of OCC Accumulation Trust, both
                            of which are open-end investment companies; Trustee
                            Emeritus of Brown University. Director/trustee of
                            10 investment companies in the OppenheimerFunds
                            complex.

--------------------------- ----------------------------------------------------- ----------------- -------------------
--------------------------- ----------------------------------------------------- ----------------- -------------------

Brian Wruble, Trustee       Special Limited Partner (since January 1999) of         $1 - $10,000    $50,001 - $100,000
since April, 2001           Odyssey Investment Partners, LLC (private equity
Age: 58                     investment); General Partner (since September 1996)
                            of Odyssey Partners, L.P. (hedge fund in
                            distribution since 1/1/97); Director (since May
                            2000) of Ray & Berendston, Inc. (executive search);
                            Board of Incorporators (since August 1990) The
                            Jackson Laboratory; Trustee (since May 1992) of
                            Institute for Advanced Study (educational
                            institute); Trustee (since May 2000) of Research
                            Foundation of AIMR (investment research); Governor,
                            Jerome Levy Economics Institute of Bard College
                            (August 1990 - September 2001) (economics
                            research). Director/trustee of 10 investment
                            companies in the OppenheimerFunds complex.

--------------------------- ----------------------------------------------------- ----------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------

Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 30, 2001)
President (since October 2001)                  and President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings, Inc.
                                                (since July 2001), a holding company subsidiary of the Manager;
                                                Chairman and a director (since July 2001) of Shareholder Services,
                                                Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management,
                                                Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director
                                                (since November 2001) of Trinity Investment Management Corp. and
                                                Tremont Advisers, Inc., investment advisory affiliates of the
                                                Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the Manager, and of HarbourView
                                                Asset Management Corporation and OFI Private Investments, Inc.
                                                (since July 2001), investment advisor subsidiaries of the Manager;
                                                formerly President and trustee (from November 1999 to November 2001)
                                                of MML Series Investment Fund and MassMutual Institutional Funds,
                                                open-end investment companies; Chief Operating Officer (from
                                                September 2000 to July 2001) of the Manager; Executive Vice
                                                President of Massachusetts Mutual Life Insurance Company (from
                                                February 1997 to August 2000); a director (from 1999 to 2000) of
                                                C.M. Life Insurance Company; President, Chief Executive Officer and
                                                a director (from 1999 to 2000) of MML Bay State Life Insurance
                                                Company; Executive Vice President, director and Chief Operating
                                                Officer (from 1995 to 1997) of David L. Babson & Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to
                                                1997) of Potomac Babson Inc., an investment advisor subsidiary of
                                                David L. Babson & Company, Inc.; Senior Vice President (from 1995 to
                                                1997) and director (from 1995 to 1999) of DBL Acquisition
                                                Corporation, a holding company for investment advisers; a director
                                                (from 1989 to 1998) of Emerald Isle Bancorp and Hibernia Savings
                                                Bank, wholly-owned subsidiary of Emerald Isle Bancorp; and Chief
                                                Operating Officer (from 1993 to 1996) of Concert Capital Management,
                                                Inc., an investment advisor.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999) Age: 42                                   Management Corporation, Shareholder Services, Inc., Oppenheimer Real
                                                Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Adele A. Campbell, Assistant Treasurer          Assistant Vice President of the Manager (1996-Present); Formerly
(since 1996)                                    Assistant Vice President of Rochester Fund Services, Inc. (1994 -
Age: 38                                         1996).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).

----------------------------------------------- ----------------------------------------------------------------------

      |X|  Remuneration  of Trustees.  The officers of the Fund are affiliated  with the Manager and receive no salary or fee from the Fund. The remaining  Trustees  received the compensation  shown below. The compensation  from the Fund was paid during its fiscal year ended  October 31, 2001.  The table below also shows the total  compensation  from all of the Oppenheimer  funds listed above,  including the  compensation  from the Fund, and from two other funds that are not Oppenheimer funds but for which the Sub-Advisor acts as investment  advisor.  That amount represents  compensation received as a director, trustee, or member of a committee of the Board during the calendar year 2001.

---------------------------- ---------------------------- ---------------------------- --------------------------------

Trustee's Name               Aggregate Compensation       Retirement Benefits          Total Compensation
                             From the Fund 1              Accrued as Part of Fund      From all  Board III Funds
                                                          Expenses                     (10 Funds)2

---------------------------- ---------------------------- ---------------------------- --------------------------------
---------------------------- ---------------------------- ---------------------------- --------------------------------

Paul Y. Clinton4             $35,479                      $18,852                      $157,326

---------------------------- ---------------------------- ---------------------------- --------------------------------
---------------------------- ---------------------------- ---------------------------- --------------------------------

Thomas W. Courtney4          $33,403                      $16,776                      $157,326

---------------------------- ---------------------------- ---------------------------- --------------------------------
---------------------------- ---------------------------- ---------------------------- --------------------------------

Robert G. Galli3             $20,332                      $3,705                       $202,886

---------------------------- ---------------------------- ---------------------------- --------------------------------
---------------------------- ---------------------------- ---------------------------- --------------------------------

Lacy B. Herrmann4            $40,526                      $23,899                      $157,326

---------------------------- ---------------------------- ---------------------------- --------------------------------
---------------------------- ---------------------------- ---------------------------- --------------------------------

Brian Wruble5                $10,332                      $703                         $59,250

---------------------------- ---------------------------- ---------------------------- --------------------------------

1.   Aggregate  Compensation  includes  fees and  retirement  plan  benefits  accrued  for a  Trustee.  For the fiscal year-ended 10/31/01.
2.       For the 2001 calendar year.
3.   Total  compensation for the 2001 calendar year includes $105,760  compensation  received for serving as a Trustee or Director of 33 other Oppenheimer funds.
4.       Total  compensation  for the 2001  calendar year also includes  $60,200  compensation  paid by two funds (OCC
     Cash Reserve and OCC Accumulated Trust) for which the Sub-Advisor acts as the investment advisor.
5.       Elected to the board on 4/01/01

         |X|  Retirement  Plan for  Trustees.  The Fund has adopted a  retirement  plan that  provides for payments to retired  Trustees.  Payments are up to 80% of the average  compensation  paid during a Trustee's five years of service in which the  highest  compensation  was  received.  A Trustee  must serve as  Trustee  for any of the Board III Funds listed above for at least 15 years to be eligible for the maximum  payment.  Each Trustee's  retirement  benefits will depend on the amount of the  Trustee's  future  compensation  and  length of  service.  Therefore  the amount of those benefits  cannot be determined at this time, nor can we estimate the number of years of credited  service that will be used to determine those benefits.

      |X| Major  Shareholders.  As of  February  1,  2002 the only  persons  who owned of record or were  known by the
Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

         Merrill Lynch Pierce Fenner & Smith, Inc., Attn: Fund Admin./#97143, 4800 Deer Lake Drive East, Floor 3,
Jacksonville, Florida 32246-6484, which owned for the benefit of its clients 12,440,222.269 Class A shares
(representing 9.44% of the Class A shares then outstanding);

         Charles Schwab & Co. Inc., Attn: Mutual Funds, 101 Montgomery Street, San Francisco, CA 94104-4122, which owned for the benefit of its clients 10,408,665.980 Class A Shares (representing 7.90% of the Class A Shares then outstanding);

         Merrill Lynch Pierce Fenner & Smith, Inc., Attn: Fund Admin./ #97CK8, 4800 Deer Lake Drive East, Floor 3,
Jacksonville, Florida 32246-6484, which owned for the benefit of its clients 19,134,575.358 Class B shares
(representing 13.64% of the Class B shares then outstanding);

         Merrill Lynch Pierce Fenner & Smith, Inc., Attn: Fund Admin./ #97HX9, 4800 Deer Lake Drive East, Floor 3,
Jacksonville, Florida 32246-6484, which owned for the benefit of its clients 11,154,323.623 Class C shares
(representing 18.46% of the Class C shares then outstanding);

      Trustlynx & Co., c/o Datalynx Recon, 717 17th Street,  Suite 2600,  Denver,  CO 80202-3326,  which owned for the benefit of its clients 600,366.536 Class N shares (representing 15.14% the Class N shares then outstanding);

       Mass Mutual Life Insurance Co., Attn:  Monica  Margeson  N-328,  1295 State Street,  Springfield  Massachusetts
0111-0001, which owned 3,706,963.074 Class Y shares (representing 39.11% of the Class Y shares then outstanding); and

      Vanguard  Fiduciary  Trust  Company,  Attn:  Outside  Funds,  Oppenheimer  Quest Balanced Fund Y, P.O. Box 2600,
Valley Forge, PA 19482-2600,  which owned for the benefit of its clients  5,583,076.297  Class Y shares  (representing
58.90% of the Class Y shares then outstanding).

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio  managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons include persons with knowledge of the investments  and  investment  intentions of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the  Fund,  subject  to a number of  restrictions  and  controls.  Compliance  with the Code of  Ethics  is  carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You can
obtain  information  about the hours of operation of the Public  Reference Room by calling the SEC at  1.202.942.8090.
The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's  EDGAR  database at the SEC's  Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a  duplication  fee,  by
                                 ------------------
electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public Reference
                                                     -------------------
Section, Washington, D.C. 20549-0102.

         |X| The Investment  Advisory  Agreement.  The Manager provides  investment  advisory and management  services to the Fund under an  investment  advisory  agreement  between the Manager and the Fund's  parent  Trust.  The Manager handles the Fund's day-to-day  business,  and the agreement permits the Manager to enter into sub-advisory  agreements with other  registered  investment  advisors to obtain  specialized  services for the Fund, as long as the Fund is not obligated to pay any  additional  fees for those  services.  The Manager has retained  the  Sub-Advisor  pursuant to a separate  Sub-Advisory  Agreement,  described below,  under which the Sub-Advisor buys and sells portfolio  securities for the Fund. The portfolio  manager of the Fund is employed by the  Sub-Advisor  and is the person who is principally responsible for the day-to-day management of the Fund's portfolio, as described below.

      The investment  advisory  agreement  between the Fund and the Manager requires the Manager,  at its expense,  to provide the Fund with adequate  office space,  facilities and  equipment.  It also requires the Manager to provide and supervise the activities of all administrative  and clerical  personnel  required to provide effective  administration for the Fund.  Those  responsibilities  include  the  compilation  and  maintenance  of  records  with  respect to its operations,  the preparation  and filing of specified  reports,  and  composition of proxy materials and  registration statements for continuous public sale of shares of the Fund.

      The Fund pays  expenses not  expressly  assumed by the Manager  under the advisory  agreement.  Expenses for the
Trust's three series are allocated to the series in proportion  to their net assets,  unless  allocations  of expenses can be made  directly to a series.  The advisory  agreement  lists  examples of expenses  paid by the Fund.  The major categories relate to calculation of the Fund's net asset values per share,  interest,  taxes,  brokerage  commissions, fees to certain  Trustees,  legal and audit  expenses,  custodian and transfer agent  expenses,  share issuance costs, certain printing and registration costs and non-recurring  expenses,  including  litigation costs. The management fees paid by the Fund to the Manager are  calculated  at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative  proportion of the Fund's net assets represented by that class.

------------------------------------------------------ ----------------------------------------------

                                                         Management Fees Paid to OppenheimerFunds,
              Fiscal Year ended 10/31:                                    Inc. 1

------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------

                        1999                                            $8,029,613

------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------
                        2000                                            $18,958,482
------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------

                        2001                                            $27,514,492

------------------------------------------------------ ----------------------------------------------

1. The Manager,  not the Fund, pays the  Sub-Advisor an annual  sub-advisory  fee. For fiscal 2001, this  sub-advisory fee was $7,867,001.

      The  investment  advisory  agreement  states  that in the  absence of  willful  misfeasance,  bad  faith,  gross negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreement  permits the Manager to act as investment  advisor for any other person,  firm or corporation  and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment  advisor or general  distributor.  If the Manager  shall no longer act as investment  advisor to the
Fund,  the Manager may withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value" as part of its name.

         |X| Annual Approval of Investment Advisory Agreement and Sub-Advisory Agreement. Each year, the Board of
Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the Investment
Advisory Agreement and the Sub-Advisory Agreement. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreements.  The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the
                  Manager, and
o        The direct and indirect benefits the Manager receives from its relationship with the Fund.  These include services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager and the Sub-Advisor must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager and the Sub-Advisor  is important so that they will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel. After deliberating, the Board determined that the addition of breakpoints to the management fee schedule was warranted.

      In  arriving  at a  decision,  the Board did not  single  out any one  factor or group of  factors as being more important than other factors,  but considered all factors  together.  The Board judged the terms and conditions of the
Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

The  Sub-Advisor.  The  Sub-Advisor  is a  wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment advisor.  From the Fund's  inception  on November 1, 1991 until  November 22, 1995,  the  Sub-Advisor  (which was then named Quest for Value Advisors) or the Sub-Advisor's  parent served as the Fund's investment advisor.  The Sub-Advisor acts as investment advisor to other investment companies and for individual investors.

The  Sub-Advisor  is a  Delaware  limited  liability  company  which is  wholly-owned  by  Oppenheimer  Capital  LLC a wholly-owned  subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is  wholly-owned by Allianz
Dresdner  Asset  Management of America L.P.  (formerly  PIMCO Advisors  L.P.).  Allianz  Dresdner Asset  Management of
America L.P. ("ADAM") is a Delaware limited  partnership whose sole general partner is  Allianz-PacLife  Partners LLC.
Allianz  PacLife  Partners  LLC is a Delaware  limited  liability  company with two members,  Allianz  Dresdner  Asset
Management  of America  LLC, a Delaware  limited  liability  company,  and Pacific  Asset  Management  LLC, a Delaware limited liability  company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America,  Inc.,  which is  wholly-owned  subsidiary  of Pacific  Life  Insurance  Company  which is a  wholly-owned subsidiary of Pacific Mutual Holding Company.  Allianz A.G.  indirectly holds a controlling  interest in ADAM. Allianz
AG is a  European-based,  multinational  insurance and financial  services  holding  company.  Pacific Life  Insurance
Company owns an indirect minority equity interest in ADAM and is a California-based insurance company.

         Allianz  Dresdner Asset  Management of America,  L.P. is a direct or indirect parent company of the following
SEC-registered  investment advisors,  all of which are affiliated:  Cadence Capital Management;  NFJ Investment Group;
Pacific Investment  Management Company LLC; the Sub-Advisor,  Oppenheimer  Capital LLC, PIMCO Allianz Advisors LLC and
PIMCO Funds Advisors LLC.

         |X| The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement  between the Manager and the Sub-Advisor, the  Sub-Advisor  shall  regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash, securities and the property  comprising the assets of the Fund.  Under the  Sub-Advisory  Agreement,  the  Sub-Advisor
agrees not to change the portfolio  manager of the Fund without the written  approval of the Manager.  The Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under the  Sub-Advisory  Agreement,  the Manager pays the Sub-Advisor an annual fee in monthly  installments, based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor  under the  Sub-Advisory  agreement is paid by the Manager,  not by the Fund.  The fee is equal to 40% of the  investment  advisory  fee  collected by the
Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base  Amount")  plus 30%
of the  investment  advisory fee  collected  by the Manager  based on the total net assets of the Fund that exceed the
Base Amount.

         The  Sub-Advisory  Agreement  states that in the absence of willful  misfeasance,  bad faith,  negligence  or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory Agreement and the Sub-Advisory  Agreement.  One of the duties of the
Sub-Advisor  under the  Sub-Advisory  Agreement  is to arrange the  portfolio  transactions  for the Fund.  The Fund's investment  advisory  agreement with the Manager and the Sub-Advisory  Agreement  contain  provisions  relating to the employment  of  broker-dealers  to effect the Fund's  portfolio  transactions.  The  Manager and the  Sub-Advisor  are authorized  to employ  broker-dealers,  including  "affiliated"  brokers,  as that term is defined  in the  Investment
Company Act. They may employ  broker-dealers  that the Manager or the Sub-Advisor  thinks,  in its best judgment based on all  relevant  factors,  will  implement  the  policy  of the Fund to  obtain,  at  reasonable  expense,  the "best execution" of the Fund's portfolio  transactions.  "Best  execution"  means prompt and reliable  execution at the most favorable price obtainable.

      The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be aware of the current rates of eligible  brokers and to minimize the  commissions  paid to the extent  consistent  with the interests and policies of the Fund as established by its Board of Trustees.

         The Manager and the  Sub-Advisor may select brokers (other than  affiliates)  that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager,  the Sub-Advisor or their respective affiliates  have investment  discretion.  The  concessions  paid to such brokers may be higher than another  qualified broker  would  charge,  if the  Manager or  Sub-Advisor,  as  applicable,  makes a good faith  determination  that the concession  is fair and  reasonable  in relation  to the  services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager and the Sub-Advisor may also consider sales of  shares  of the Fund and  other  investment  companies  for  which  the  Manager  or an  affiliate  serves as investment advisor.

      The Sub-Advisory  Agreement permits the Sub-Advisor to enter into "soft-dollar"  arrangements through the agency of third parties to obtain services for the Fund.  Pursuant to these  arrangements,  the Sub-Advisor will undertake to place brokerage  business with  broker-dealers  who pay third parties that provide  services.  Any such  "soft-dollar"
arrangements  will be made in  accordance  with  policies  adopted  by the Board of the Trust and in  compliance  with applicable law.

Brokerage  Practices.  Brokerage  for the Fund is  allocated  subject to the  provisions  of the  investment  advisory agreement and the Sub-Advisory  agreement and the procedures and rules described above.  Generally,  the Sub-Advisor's portfolio  traders  allocate  brokerage  based upon  recommendations  from the Fund's  portfolio  manager.  In certain instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the  Sub-Advisor's executive officers supervise the allocation of brokerage.

      Transactions  in  securities  other than those for which an exchange is the primary  market are  generally  done with  principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be  required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S. markets.
Brokerage  commissions are paid primarily for  transactions in listed  securities or for certain  fixed-income  agency transactions  in the secondary  market.  Otherwise  brokerage  commissions  are paid only if it appears  likely that a better price or execution can be obtained by doing so.

       The Sub-Advisor  serves as investment  manager to a number of clients,  including other  investment  companies, and may in the future act as  investment  manager or advisor to  others.  It is the  practice  of the  Sub-Advisor  to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems equitable.  In making those  allocations,  the Sub-Advisor  considers  several main factors,  including the respective investment  objectives,  the  relative  size  of  portfolio  holdings  of  the  same  or  comparable  securities,  the availability  of cash for  investment,  the size of  investment  commitments  generally  held and the  opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

       When orders to purchase or sell the same  security on identical  terms are placed by more than one of the funds and/or other advisory accounts managed by the Sub-Advisor or its affiliates,  the transactions are generally  executed as received,  although a fund or advisory  account that does not direct trades to a specific  broker (these are called
"free trades") usually will have its order executed first.  Orders placed by accounts that direct trades to a specific broker will  generally  be executed  after the free  trades.  All orders  placed on behalf of the Fund are  considered free trades.  However,  having an order placed first in the market does not  necessarily  guarantee the most favorable price.  Purchases are combined  where  possible for the purpose of negotiating  brokerage  commissions.  In some cases that practice might have a detrimental  effect on the price or volume of the security in a particular  transaction for the Fund.

      Most  purchases of debt  obligations  are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained  by using the  services of a broker.
Purchases of portfolio  securities  from  underwriters  include a commission or  concession  paid by the issuer to the underwriter.  Purchases  from  dealers  include a spread  between the bid and asked  prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

      The investment  advisory  agreement and the  Sub-Advisory  agreement  permit the Manager and the  Sub-Advisor to allocate  brokerage for research  services.  The research  services provided by a particular broker may be useful only to one or more of the advisory  accounts of the Sub-Advisor and its affiliates.  The investment  research received for the  commissions  of those other  accounts may be useful both to the Fund and one or more of the  Sub-Advisor's  other accounts.  Investment  research  may be  supplied  to the  Sub-Advisor  by a third  party at the  instance of a broker through which trades are placed.

      Investment  research  services include  information and analysis on particular  companies and industries as well as market or economic  trends and  portfolio  strategy,  market  quotations  for  portfolio  evaluations,  information systems,  computer  hardware and similar products and services.  If a research service also assists the Sub-Advisor in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then only the  percentage  or component  that provides  assistance  to the  Sub-Advisor  in the  investment  decision-making  process may be paid in concession dollars.

      The research  services  provided by brokers  broadens the scope and supplements  the research  activities of the
Sub-Advisor.  That research provides additional views and comparisons for consideration,  and helps the Sub-Advisor to obtain market  information for the valuation of securities  that are either held in the Fund's  portfolio or are being considered for purchase.  The  Sub-Advisor  provides  information  to the Manager and the Board about the  concessions paid to brokers  furnishing  such services,  together with the  Sub-Advisor's  representation  that the amount of such concessions was reasonably related to the value or benefit of such services.

     ---------------------------------------------------- -------------------------------------------------------------

                     Fiscal Year Ended:                   Total Brokerage Commissions Paid by the Fund1
     ---------------------------------------------------- -------------------------------------------------------------
     ---------------------------------------------------- -------------------------------------------------------------

     ---------------------------------------------------- -------------------------------------------------------------
     ---------------------------------------------------- -------------------------------------------------------------
                          10/31/99                        $2,075,722
     ---------------------------------------------------- -------------------------------------------------------------
     ---------------------------------------------------- -------------------------------------------------------------

                          10/31/00                        $4,379,578

     ---------------------------------------------------- -------------------------------------------------------------
     ---------------------------------------------------- -------------------------------------------------------------

                          10/31/01                        $7,101,0272

     ---------------------------------------------------- -------------------------------------------------------------

1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.   In the fiscal year ended  10/31/01,  the amount of  transactions  directed to brokers for  research  services was
     $1,523,051,805 and the amount of the concessions paid to broker-dealers for those services was $2,357,829.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Trust,  the  Distributor  acts as the Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor bears the  expenses  normally  attributable  to sales,  including  advertising  and the cost of  printing  and mailing prospectuses, other then those furnished to existing shareholders.

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

------------------------------------------------------- -------------------- ------------------- -------------------

                    Aggregate       Class A Front-End
 Fiscal Year     Front-End Sales      Sales Charges
 Ended 10/31:    Charges on Class      Retained by
                     A Shares          Distributor

------------------------------------------------------- -------------------- ------------------- -------------------
------------- ------------------ ------------------

    1999         $8,149,674          $164,302

------------- ------------------ ------------------
------------- ------------------ ------------------

    2000         $6,392,362         $1,302,254

------------- ------------------ ------------------
------------- ------------------ ------------------

    2001         $12,897,720        $3,056,554

------------- ------------------ ------------------

-------------- ------------------------ ------------------- ----------------- ------------------

 Fiscal Year   Concessions on Class A     Concessions on     Concessions on    Concessions on
Ended 10/31:     Shares Advanced by       Class B Shares     Class C Shares    Class N Shares
                    Distributor1           Advanced by        Advanced by        Advanced by
                                           Distributor1       Distributor1      Distributor1

-------------- ------------------------ ------------------- ----------------- ------------------
------------------------------------------------------------------------------------------------ -------------------

     1999            $855,903          $20,435,217          $2,322,407              N/A

------------------------------------------------------------------------------------------------ -------------------
------------------------------------------------------------------------------------------------ -------------------

     2000           $2,029,296         $11,994,681          $1,446,469              N/A

------------------------------------------------------------------------------------------------ -------------------
-------------- ------------------------ ------------------- ----------------- ------------------

    2001             $1,428,338            $34,087,489         $4,090,133         $171,698

-------------- ------------------------ ------------------- ----------------- ------------------
1.       The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of  Class B and Class C shares from its own resources at the time of sale.

----------------- ----------------------------------------------------------------------------------------------------------

                   Class A Contingent Deferred      Class B Contingent Deferred      Class C Contingent Deferred                               Class N Contingent Deferred Sales Charges Retained by Distributor
  Fiscal Year       Sales Charges Retained by        Sales Charges Retained by        Sales Charges Retained by
  Ended 10/31              Distributor                      Distributor                      Distributor

----------------- ----------------------------------------------------------------------------------------------------------
----------------- ------------------------- --------------------------- ------------------------ ---------------------------

      2001                $68,369                   $2,453,996                 $172,014                    $1,182

----------------- ------------------------- --------------------------- ------------------------ ---------------------------

Distribution  and Service  Plans.  The Fund has adopted  Distribution  and Service Plans for Class A, Class B, Class C
and Class N shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those  plans the Fund  compensates  the
Distributor for all or a portion of its costs incurred in connection  with the  distribution  and/or  servicing of the shares of the particular class.

      Under the plans,  the Manager and the  Distributor may make payments to affiliates and, in their sole discretion from time to time may use their own resources  (at no cost to the Fund) to make payments to brokers,  dealers or other financial  institutions  for distribution and  administrative  services they perform.  The Manager may use its profits from the  advisory  fee it receives  from the Fund.  In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

      Unless a plan is  terminated  as  described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Trustees and its  Independent  Trustees  specifically  vote  annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the  vote of a  majority  of the  Independent  Trustees  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board of  Trustees  and the  Independent  Trustees  must  approve  all  material  amendments  to a plan.  An amendment to increase  materially the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a
"majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

      While the plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Board of Trustees at least  quarterly for its review.  The reports shall detail the amount of all payments made under a plan,  and the purpose for which the payments were made.  Those reports are subject to the review and approval of the Independent Trustees.

      Each plan states that while it is in effect,  the  selection and  nomination  of those  Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.  This does not prevent  the  involvement  of others in the  selection  and  nomination  process as long as the final  decision  as to selection or nomination is approved by a majority of the Independent Trustees.

      Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the aggregate net asset  value of all Fund shares of that class held by the  recipient  for itself and its  customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the  Independent  Trustees.  The Board of
Trustees has set no minimum amount of assets to qualify for payments under the plans.

      |X| Service Plans.  Under the service plans,  the Distributor  currently uses the fees it receives from the Fund to pay  brokers,  dealers and other  financial  institutions  (they are  referred  to as  "recipients")  for  personal services and account  maintenance  services they provide for their customers who hold shares of a particular Class, A,
B,  C or N.  The  services  include,  among  others,  answering  customer  inquiries  about  the  Fund,  assisting  in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the  Distributor.  The service plans permit  compensation to the Distributor at a rate of up to 0.25% of  average  annual  net  assets  of the  applicable  class.  The Board has set the rate at that level.  While the plans permit the Board to authorize  payments to the  Distributor  to reimburse  itself for services under the plan,  the Board has not yet done so. The  Distributor  makes  payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets  consisting of shares of the  applicable  class held in the accounts of the recipients or their customers.

      |X| Service and  Distribution  Plan Fees. Under each plan,  service fees and  distribution  fees are computed on the average of the net asset  value of shares in the  respective  class,  determined  as of the close of each  regular business day during the period.  The plans  compensate  the  Distributor  at a flat rate for its services and costs in distributing  shares and  servicing  accounts,  whether the  Distributor's  expenses are more or less than the amounts paid by the Fund under the plans during the period for which the fee is paid.  The types of services  that  recipients provide are similar to the services provided under the Class A service plan, described above.

      The plans permit the  Distributor  to retain both the  asset-based  sales charges and the service fees or to pay recipients the service fee on a quarterly  basis,  without  payment in advance.  However,  the  Distributor  currently intends to pay the service fee to recipients in advance for the first year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for the advance service fee payment.  If shares are redeemed during the first year after their purchase,  the recipient of the service fees on those  shares will be  obligated to repay the  Distributor  a pro rata  portion of the advance  payment of the service fee made on those shares.

      Under the Class A plan, the  Distributor  pays the  asset-based  sales charge to brokers,  dealers and financial institutions.  The  Distributor  retains the asset-based  sales charge on Class B and Class N shares.  The Distributor retains the asset-based  sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based  sales charge it receives on Class C shares as an ongoing  commission  to the  recipient on Class C shares outstanding for a year or more. If a dealer has a special  agreement with the  Distributor,  the Distributor  will pay the Class B, Class C and/or Class N service fee and the  asset-based  sales charge to the dealer  quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

      The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares  without a front-end  sales charge while  allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based sales charges to the Distributor for its services  rendered in distributing  Class A, Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  commissions  to  authorized  brokers  and  dealers at the time of sale and pays  service  fees as described above,
o        may finance payment of sales  commissions  and/or the advance of the service fee payment to recipients  under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.

o          may not be able to  adequately  compensate  dealers  that sell Class B, Class C and Class N shares  without receiving  payment  under the plans and  therefore may not be able to offer such Classes for sale absent the plans,
o         receives  payments under the plans  consistent with the service fees and  asset-based  sales charges paid by other non-proprietary funds that change 12b-1 fees,
o         may use the payment  under the plan to include the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
o        may experience  increased  difficulty  selling the Fund's shares if payments under the plan are  discontinued
          because most  competitor  funds have plans that pay dealers for rendering  distribution  services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue  providing,  at the same or at lesser cost, the same quality  distribution  sales efforts and services,  or to obtain such services from brokers and dealers,  if the plan payments were to be discontinued.

When Class B, Class C or Class N shares are sold  without the  designation  of a  broker-dealer,  the  Distributor  is automatically  designated as the broker-dealer of record. In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

 --------------------------------------------------------------------------------------------------------------------

                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01

 --------------------------------------------------------------------------------------------------------------------
 ------------------------ -------------------- -------------------- ------------------------ ------------------------
 Class:                   Total Payments       Amount Retained by   Distributor's            Distributor's
                                                                                             Unreimbursed Expenses
                                                                    Aggregate Unreimbursed   as % of Net Assets of
                          Under Plan1          Distributor          Expenses Under Plan      Class
 ------------------------ -------------------- -------------------- ------------------------ ------------------------
 ------------------------ -------------------- -------------------- ------------------------ ------------------------

 Class A Plan             $5,405,840           $737,019             N/A                                N/A

 ------------------------ -------------------- -------------------- ------------------------ ------------------------
 ------------------------ -------------------- -------------------- ------------------------ ------------------------

 Class B Plan             $13,044,547          $10,762,613          $59,774,787                       3.26%

 ------------------------ -------------------- -------------------- ------------------------ ------------------------
 ------------------------ -------------------- -------------------- ------------------------ ------------------------

 Class C Plan             $5,007,656           $1,828,413           $9,855,903                        1.31%

 ------------------------ -------------------- -------------------- ------------------------ ------------------------
 ------------------------ -------------------- -------------------- ------------------------ ------------------------

 Class N Plan             $16,438              $14,300              $361,112                          1.84%

 ------------------------ -------------------- -------------------- ------------------------ ------------------------

1.       Includes  amounts paid to an affiliate of the  Distributor's  parent  company:  $251,794  (Class A),  $93,489
     (Class B)  $58,530 (Class C)and $0 (Class N).

      All  payments  under the plans are  subject to the  limitations  imposed by the  Conduct  Rules of the  National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of  Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment  performance.
Those terms include  "cumulative  total return,"  "average  annual total return,"  "average annual total return at net asset value" and "total return at net asset value." An  explanation  of how total returns are  calculated is set forth below.  The charts  below show the Fund's  performance  as of the Fund's most recent  fiscal year end.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at  1.800.525.7048  or by  visiting  the
OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  Those rules  describe the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns  for the  advertised  class of shares  of the Fund.  Those  returns  must be shown for the 1-, 5- and  10-year periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:

         |_| Total returns measure the  performance of a hypothetical  account in the Fund over various periods and do not show the  performance  of each  shareholder's  account.  Your  account's  performance  will  vary  from the  model performance  data if your  dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_| The Fund's  performance  returns  do not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The  principal  value of the  Fund's  shares and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Total returns for any given past period  represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total returns  of each  class  of  shares  of the Fund  are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the maturity of debt  investments,  the types of investments the Fund holds, and its operating  expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  The cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current maximum sales charge of 5.75% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  5.0% in the first  year,  4.0% in the second  year,
3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year  period.  For Class N shares, the 1% contingent deferred sales charge is deducted for returns for the life-of-class  periods as applicable.  Class Y shares do not have a sales charge.

                  |_| Average  Annual  Total  Return.  The "average  annual total  return" of each class is an average annual  compounded  rate of return for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years  ("n" in the  formula)  to  achieve  an Ending  Redeemable  Value  ("ERV" in the  formula)  of that  investment, according to the following formula:

                                                   ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                  -----
                                                    P

                  |_|  Cumulative  Total Return.  The  "cumulative  total return"  calculation  measures the change in value of a hypothetical  investment of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total  return,  but it does not average the rate of return on an annual  basis.  Cumulative total return is determined as follows:

                                                   ERV - P = TOTAL RETURN
                                                  --------
                                                      P

                  |_| Total  Returns at Net Asset  Value.  From time to time the Fund may also quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N shares.  Each is based on the  difference  in net asset value per share at the beginning and the end of the period for a hypothetical  investment in that class of shares (without  considering  front-end or contingent  deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 10/31/01

----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
               Cumulative Total                                  Average Annual Total Returns
Class      of  Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life-of-class)        (or life-of-class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
               After        Without      After        Without      After        Without      After        Without
               Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
               Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class A1       269.90%      292.46%      -4.20%       1.64%       14.54%       15.90%       13.97%       14.56%

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class B2       213.71%      213.71%      -3.82%       1.03%        14.99%       15.22%       15.03%       15.03%

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class C3       208.31%     208.31%       0.09%       1.05%        15.22%       15.22%       14.78%       14.78%

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class N4       -4.66%       -3.71%       N/A          N/A          N/A          N/A          N/A          N/A

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

Class Y5        9.62%        9.62%       2.14%        2.14%        6.31%        6.31%        N/A          N/A

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

1. Inception of Class A:   11/1/91
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N:   3/1/01
5.  Inception of Class Y:  5/1/00

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly-based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance  of its classes of shares by Lipper,  Inc. Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the  performance  of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various periods  based on stated  fund  classifications.  Lipper  currently  ranks the Fund's  performance  against  all other balanced funds.  The Lipper  performance  rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.

         |X|  Morningstar  Rankings.  From time to time the Fund may  publish  the  ranking  and or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar  ranks mutual funds in broad  investment  categories:  domestic  stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is include among domestic stock funds.

         Morningstar  proprietary star ratings reflect historical  risk-adjusted  total investment return.  Investment return  measures a fund's (or class's) one-,  three-,  five- and ten-year  average annual total returns  (depending on the  inception of the fund or class) in excess of 90-day U.S.  Treasury  bill  returns  after  considering  the fund's sales  charges and expenses.  Risk is measured by a fund's (or class's)  performance  below 90-day U.S.  Treasury bill returns.  Risk and  investment  return are combined to produce star rankings  reflecting  performance  relative to the average fund in a fund's category.  Five stars is the "highest"  ranking (top 10% of funds in a category),  four stars is "above  average" (next 22.5%),  three stars is "average"  (next 35%), two stars is "below average" (next 22.5%) and one star is  "lowest"  (bottom  10%).  The  current  star  ranking is the fund's (or  class's)  3-year  ranking or its combined  3- and 5-year  ranking  (weighted  60%/40%  respectively),  or its  combined  3-, 5-,  and  10-year  ranking
(weighted  40%, 30% and 30%,  respectively),  depending  on the  inception  date of the fund (or class).  Rankings are subject to change monthly.

         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Total return rankings are  percentages  from one percent to one hundred percent and are not risk  adjusted.  For example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance  Rankings and  Comparisons  by Other Entities and  Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,  Barron's,  or similar  publications.  That
information  may  include  performance  quotations  from  other  sources,   including  Lipper  and  Morningstar.   The
performance  of the Fund's  classes of shares may be compared in  publications  to the  performance  of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare the  returns on the Fund's  share  classes to the return on fixed  income
investments  available  from  banks  and  thrift  institutions.   Those  include  certificates  of  deposit,  ordinary
interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the
FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide  fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the
Oppenheimer funds themselves.  Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

          From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

----------------------------------------------------------------------------------------------------------------------
ABOUT YOUR ACCOUNT
----------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is  presented  below about the  methods  that can be used to buy shares of the Fund.
Appendix C contains  more  information  about the  special  sales  charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When  shares  are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares  will be  purchased  on the  regular  business  day the  Distributor  is  instructed  to  initiate  the  Automated  Clearing
House ("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased  with the proceeds of
ACH transfers on the business day the Fund receives  Federal Funds for the purchase  through the ACH system before the close  of The New York  Stock  Exchange.  The  Exchange  normally  closes  at 4:00  P.M.,  but may  close  earlier  on certain  days.  If Federal  Funds are received on a business day after the close of the  Exchange,  the shares will be purchased  and  dividends  will begin to accrue on the next regular  business  day. The proceeds of ACH  transfers are normally  received  by the Fund 3 days  after  the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

          |X| Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or
                                                                                                                -

                  for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A, Class B and Class N shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and

o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.

|X|      The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:
Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund

Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stand for Oppenheimer Select Managers

         There is an initial  sales  charge on the  purchase
of Class A shares of each of the  Oppenheimer  funds  except
the  money  market  funds.   Under   certain   circumstances
described  in  this  Statement  of  Additional  Information, redemption  proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters of  Intent.  Under a Letter of Intent,
if you  purchase  Class A  shares  or  Class  A and  Class B shares  of the Fund and  other  Oppenheimer  funds  during a
13-month  period,  you can reduce the sales charge rate that applies  to your  purchases  of Class A  shares.  The  total amount of your intended  purchases of both Class A and Class
B shares will  determine  the reduced  sales charge rate for the Class A shares  purchased  during that  period.  You can include  purchases made up to 90 days before the date of the
Letter.

         A Letter of Intent is an  investor's  statement  in
writing to the  Distributor  of the  intention  to  purchase
Class A  shares  or Class A and  Class B shares  of the Fund
(and other Oppenheimer  funds) during a 13-month period (the
"Letter of Intent period").  At the investor's request, this may include  purchases  made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the  aggregate  amount of purchases of shares which, when  added to the  investor's  holdings  of shares of those funds,  will  equal or exceed the  amount  specified  in the
Letter.  Purchases  made by  reinvestment  of  dividends  or distributions  of capital  gains and  purchases  made at net asset  value  without  sales  charge  do  not  count  toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A
and Class B shares  purchased under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase  of Class A shares  under the Letter will be made at the  offering  price  (including  the  sales charge)  that  applies  to a  single  lump-sum  purchase  of shares in the  amount  intended  to be  purchased  under the
Letter.

         In  submitting  a  Letter,  the  investor  makes no
commitment to purchase  shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,
when  added  to  the  value  (at  offering   price)  of  the
investor's  holdings  of  shares  on the  last  day of  that period,  do  not  equal  or  exceed  the  intended  purchase amount,  the investor agrees to pay the additional amount of sales charge  applicable to such  purchases.  That amount is described  in "Terms of Escrow,"  below  (those terms may be
amended  by  the  Distributor   from  time  to  time).   The
investor  agrees  that  shares  equal  in value to 5% of the intended  purchase  amount  will be held  in  escrow  by the
Transfer  Agent  subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,
this   Statement   of   Additional   Information   and   the
Application used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund,  the investor  agrees to be bound by the  amended  terms and that
those  amendments  will  apply   automatically  to  existing
Letters of Intent.

         If the total  eligible  purchases  made  during the
Letter of Intent  period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record  for the  account  and the  amount of sales charge retained by the  Distributor  will be adjusted to the
rates  applicable  to  actual  total  purchases.   If  total
eligible  purchases  during  the  Letter  of  Intent  period exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales  charge rate  reduction set forth in the Prospectus,  the sales charges paid will be adjusted to the lower  rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor  the excess of the amount of  commissions  allowed or paid to the dealer  over the  amount of  commissions  that  apply to the
actual   amount  of   purchases.   The  excess   commissions
returned  to  the  Distributor  will  be  used  to  purchase additional  shares  for the  investor's  account  at the net asset  value  per  share  in  effect  on the  date  of  such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent will not hold shares in escrow
for  purchases  of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype  401(k)  plans under a
Letter of Intent.  If the intended  purchase  amount under a
Letter  of  Intent  entered  into  by  an   OppenheimerFunds
prototype  401(k) plan is not  purchased  by the plan by the end of  the  Letter  of  Intent  period,  there  will  be no adjustment  of  commissions  paid  to the  broker-dealer  or financial  institution  of record for  accounts  held in the name of that plan.

         In  determining  the total amount of purchases made
under a Letter,  shares  redeemed by the  investor  prior to the  termination  of the  Letter  of Intent  period  will be deducted.  It is the  responsibility of the dealer of record and/or  the  investor  to advise the  Distributor  about the
Letter in  placing  any  purchase  orders  for the  investor during the Letter of Intent  period.  All of such  purchases must be made through the Distributor.

         |_|  Terms  of  Escrow  That  Apply to  Letters  of
Intent.

         1.    Out of the initial  purchase  (or  subsequent
purchases if necessary)  made  pursuant to a Letter,  shares of  the  Fund  equal  in  value  up to 5%  of  the  intended purchase  amount  specified  in the Letter  shall be held in escrow by the Transfer Agent.  For example,  if the intended purchase  amount  is  $50,000,  the  escrow  shall be shares valued in the  amount of $2,500  (computed  at the  offering price  adjusted for a $50,000  purchase).  Any dividends and capital gains  distributions  on the escrowed shares will be credited to the investor's account.

         2.    If the  total  minimum  investment  specified
under the  Letter is  completed  within  the  thirteen-month
Letter  of  Intent  period,  the  escrowed  shares  will  be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter
of Intent period the total purchases  pursuant to the Letter are less than the intended  purchase amount specified in the
Letter,  the  investor  must  remit  to the  Distributor  an amount equal to the difference  between the dollar amount of sales charges  actually paid and the amount of sales charges which  would  have been paid if the total  amount  purchased
had  been  made  at  a  single   time.   That  sales  charge
adjustment  will apply to any shares  redeemed  prior to the completion  of  the  Letter.  If  the  difference  in  sales charges is not paid within  twenty days after a request from the Distributor or the dealer,  the Distributor will, within sixty  days of the  expiration  of the  Letter,  redeem  the
number  of  escrowed   shares   necessary  to  realize  such
difference  in sales  charges.  Full and  fractional  shares remaining  after  such  redemption  will  be  released  from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.    By   signing   the   Letter,   the   investor
irrevocably  constitutes  and appoints the Transfer Agent as attorney-in-fact  to  surrender  for  redemption  any or all escrowed shares.

5.       The shares  eligible for purchase  under the Letter
               (or  the  holding  of  which  may be  counted
               toward completion of a Letter) include:
(a)      Class A shares sold with a front-end  sales  charge
                   or  subject  to  a  Class  A   contingent
                   deferred sales charge,
(b)      Class B shares of other  Oppenheimer funds acquired
                   subject to a  contingent  deferred  sales
                   charge, and
(c)      Class A or Class B shares  acquired  by exchange of
                   either  (1)  Class A shares of one of the
                   other   Oppenheimer   funds   that   were
                   acquired  subject to a Class A initial or
                   contingent  deferred  sales charge or (2)
                   Class  B  shares  of  one  of  the  other
                   Oppenheimer   funds  that  were  acquired
                   subject to a  contingent  deferred  sales
                   charge.

         6.    Shares   held  in   escrow   hereunder   will
automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset   Builder   Plans.   To  establish  an  Asset  Builder
Plan to buy shares  directly from a bank  account,  you must enclose  a check  (minimum  $25)  for the  initial  purchase with your  application.  Shares  purchased by Asset  Builder
Plan   payments  from  bank  accounts  are  subject  to  the
redemption  restrictions for recent  purchases  described in
the   Prospectus.    Asset   Builder   Plans   also   enable
shareholders of Oppenheimer  Cash Reserves to use their fund account to make monthly automatic  purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from  your bank  account  to
purchase  shares of the  Fund,  your  bank  account  will be automatically  debited,  normally four to five business days
prior   to   the   investment    dates   selected   in   the
Application.  Neither the  Distributor,  the Transfer  Agent
nor  the  Fund  shall  be  responsible  for  any  delays  in purchasing shares resulting from delays in ACH transmission.

         Before  initiating Asset Builder  payments,  obtain
a prospectus  of the selected  fund(s) from the  Distributor or your financial  advisor and request an  application  from the  Distributor,  complete  it and return it. The amount of
the  Asset  Builder   investment   may  be  changed  or  the
automatic  investments  may be  terminated  at any  time  by
writing  to  the  Transfer   Agent.   The   Transfer   Agent
requires a reasonable  period  (approximately 15 days) after receipt of such  instructions  to implement  them.  The Fund
reserves  the  right  to  amend,   suspend,  or  discontinue
offering  Asset  Builder  plans  at any time  without  prior notice.

Retirement  Plans.  Certain  types of  retirement  plans are entitled  to  purchase  shares  of the  Fund  without  sales charge or at reduced  sales  charge  rates,  as described in
Appendix  C to this  Statement  of  Additional  Information.
Certain special sales charge arrangements  described in that
Appendix  apply  to  retirement   plans  whose  records  are
maintained  on a daily  valuation  basis  by  Merrill  Lynch
Pierce Fenner & Smith, Inc. or an independent  record keeper that has a contract  or  special  arrangement  with  Merrill
Lynch.  If on the date the plan  sponsor  signed the Merrill
Lynch record  keeping  service  agreement  the plan has less than $3 million in assets  (other  than  assets  invested in money  market  funds)  invested in  applicable  investments, then the  retirement  plan may purchase  only Class B shares of the  Oppenheimer  funds.  Any  retirement  plans  in that category  that  currently  invest  in Class B shares  of the
Fund will have  their  Class B shares  converted  to Class A shares of the Fund when the  plan's  applicable  investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation of purchase orders for the Fund's shares (for  example,  when a purchase check is  returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset  value of the Fund's  shares on the  cancellation  date is less than on the  purchase  date.
That loss is equal to the  amount of the  decline in the net asset value per share  multiplied by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor  fails to compensate  the Fund for the loss,  the  Distributor  will do so. The Fund may  reimburse the  Distributor  for that amount by  redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes  of  Shares.  Each  class  of  shares  of  the  Fund represents an interest in the same  portfolio of investments of the Fund. However,  each class has different  shareholder privileges and features.  The net income  attributable  to a class of  shares  and the  dividends  payable  on a class of shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based sales charges  to which  Class A, Class B, Class C and Class N are subject.

         The  availability  of  different  classes of shares
permits  an  investor  to choose  the  method of  purchasing shares that is more  appropriate for the investor.  That may depend on the  amount of the  purchase,  the  length of time the  investor  expects to hold  shares,  and other  relevant circumstances.  Class A shares  normally are sold subject to an initial  sales  charge.  While Class B, Class C and Class
N shares have no initial  sales  charge,  the purpose of the deferred sales charge and asset-based  sales charge on Class
B,  Class C and  Class N  shares  is the same as that of the initial sales charge on Class A shares - to  compensate  the
Distributor and brokers,  dealers and financial institutions that sell shares of the Fund. A salesperson  who is entitled to  receive  compensation  from his or her firm for  selling
Fund shares may  receive  different  levels of  compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the
amount of  $500,000 or more for Class B shares or $1 million or more for Class C shares  on  behalf of a single  investor
(not including  dealer  "street name" or omnibus  accounts).
That is because  generally it will be more  advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares  Subject  to a  Contingent  Deferred
                  Sales Charge. For purchases of
Class  A  shares  subject  to a  contingent  deferred  sales charge as described in the Prospectus,  no sales concessions will be paid to the  broker-dealer  of record,  as described in the  Prospectus,  on sales  of  Class A  shares  with the
redemption   proceeds  of  shares  of  another  mutual  fund
offered  as an  investment  option in a  retirement  plan in which  Oppenheimer  funds  are also  offered  as  investment options under a special  arrangement  with the  Distributor,
if  the  purchase   occurs  more  than  30  days  after  the
Oppenheimer  funds are added as an  investment  option under that plan.  Additionally,  that  concession will not be paid on purchases  of shares by a  retirement  plan made with the redemption  proceeds  of  Class  N  shares  of one  or  more
Oppenheimer funds held by the plan for more than 18 months.

             |X|   Class   B   Conversion.   Under   current
interpretations  of applicable federal income tax law by the
Internal Revenue  Service,  the conversion of Class B shares to Class A  shares  after  six  years  is not  treated  as a taxable  event  for the  shareholder.  If those  laws or the
IRS   interpretation  of  those  laws  should  change,   the
automatic  conversion  feature  may be  suspended.  In  that event, no further  conversions of Class B shares would occur while that suspension  remained in effect.  Although Class B shares  could  then be  exchanged  for Class A shares on the basis  of  relative  net  asset  value  of the two  classed, without  the  imposition  of a sales  charge  or  fee,  such
exchange   could   constitute   a  taxable   event  for  the
shareholder,  and absent such exchange, Class B shares might continue to be subject to the  asset-based  sales charge for longer than six years.

|X|           Availability of Class N Shares. To certain
              customers of broker-dealers and financial
              advisors that are identified in a special
              agreement between the broker-dealer or
              financial advisor and the Distributor for
              that purpose.

              The sales concession and the advance of the
     service fee, as described in the Prospectus, will not
     be paid to dealers of record on sales of Class N
     shares on:
o        purchases of Class N shares in amounts of $500,000
                  or more by a retirement plan that pays
                  for the purchase with the redemption
                  proceeds of Class A shares of one or more
                  Oppenheimer funds (other than rollovers
                  from an OppenheimerFunds-sponsored
                  Pinnacle or Ascender 401(k) plan to any
                  IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000
                  or more by a retirement plan that pays
                  for the purchase with the redemption
                  proceeds of  Class C shares of one or
                  more Oppenheimer funds held by the plan
                  for more than one year (other than
                  rollovers from an
                  OppenheimerFunds-sponsored Pinnacle or
                  Ascender 401(k) plan to any IRA invested
                  in the Oppenheimer funds), and
on     purchases     of    Class    N    shares     by    an
OppenheimerFunds-sponsored  Pinnacle or Ascender 401(k) plan made with the  redemption  proceeds of Class A shares of one or more Oppenheimer funds.

         |X|   Allocation   of   Expenses.   The  Fund  pays
expenses related to its daily operations,  such as custodian fees,  Trustees' fees,  transfer agency fees, legal fees and auditing  costs.  Those  expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However, those  expenses  reduce the net asset  value of shares,  and therefore  are  indirectly  borne  by  shareholders  through their investment.

         The  methodology  for  calculating  the  net  asset
value,  dividends  and  distributions  of the  Fund's  share classes  recognizes two types of expenses.  General expenses that  do not  pertain  specifically  to any  one  class  are allocated  pro  rata  to  the  shares  of all  classes.  The allocation  is based on the  percentage  of the Fund's total assets that is represented by the assets of each class,  and then  equally  to  each  outstanding  share  within  a given
class.  Such  general  expenses  include   management  fees,
legal,  bookkeeping  and audit  fees,  printing  and mailing costs of shareholder  reports,  Prospectuses,  Statements of
Additional  Information  and  other  materials  for  current
shareholders,   fees  to  unaffiliated  Trustees,  custodian
expenses,  share issuance costs,  organization  and start-up
costs,  interest,  taxes  and  brokerage  commissions,   and
non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable to a
particular  class are allocated  equally to each outstanding share within that class.  Examples of such expenses  include distribution  and service  plan (12b-1)  fees,  transfer and
shareholder   servicing   agent  fees  and   expenses,   and
shareholder  meeting  expenses  (to  the  extent  that  such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values  per  share of each  class of  shares of the Fund are determined  as of the  close  of  business  of The New  York
Stock  Exchange on each day that the  Exchange is open.  The calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class  that are  outstanding.  The  Exchange  normally closes at 4:00 P.M.,  New York time,  but may close  earlier on  some  other  days  (for  example,  in  case  of  weather emergencies or on days falling before a U.S.  holiday).  The
Exchange's  most  recent  annual   announcement   (which  is
subject to change)  states  that it will close on New Year's
Day,  Presidents'  Day,  Martin  Luther King,  Jr. Day, Good
Friday,   Memorial  Day,   Independence   Day,   Labor  Day,
Thanksgiving  Day and  Christmas  Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may conduct
trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after
4:00 P.M.  on a regular  business  day.  Because  the fund's net asset value will not be  calculated  on those days,  the
Fund's  net  asset  value  per  share  may be  significantly affected on such days when  shareholders may not purchase or redeem shares.  Additionally,  trading on European and Asian stock  exchanges and  over-the-counter  markets  normally is completed before the close of The New York Stock Exchange.

         Changes  in the  values  of  securities  traded  on
foreign  exchanges  or  markets  as a result of events  that occur after the prices of those  securities are  determined, but before the close of The New York  Stock  Exchange,  will not be reflected in the Fund's  calculation of its net asset values  that day  unless  the Board of  Trustees  determines that the event is likely to effect a material  change in the value of the security.  If such  determination  is made, the
Manager  acting  through an  internal  valuation  committee, will  establish a  valuation  for such  security  subject to approval,  ratification and confirmation by the Board at its nest ensuing meeting.

         |X|  Securities  Valuation.  The  Fund's  Board  of
Trustees has  established  procedures  for the  valuation of the Fund's  securities.  In general those  procedures are as follows:

         |_| Equity securities  traded on a U.S.  securities
exchange or on NASDAQ are valued as follows:
(1)      if last sale  information  is  regularly  reported,
                      they are  valued at the last  reported
                      sale price on the  principal  exchange
                      on  which   they  are   traded  or  on
                      NASDAQ,  as  applicable,  on that day,
                      or
(2)      if last  sale  information  is not  available  on a
                      valuation  date,  they are  valued  at
                      the   last    reported    sale   price
                      preceding the valuation  date if it is
                      within  the  spread  of  the   closing
                      "bid"  and   "asked"   prices  on  the
                      valuation  date  or,  if  not,  at the
                      closing  "bid" price on the  valuation
                      date.

         |_|   Equity   securities   traded   on  a  foreign
securities  exchange  generally  are  valued  in  one of the following ways:
(1)      at the last sale  price  available  to the  pricing
                      service   approved  by  the  Board  of
                      Trustees, or
(2)      at the last  sale  price  obtained  by the  Manager
                      from  the  report  of  the   principal
                      exchange  on  which  the  security  is
                      traded at its last trading  session on
                      or  immediately  before the  valuation
                      date, or
(3)      at the mean  between the "bid" and  "asked"  prices
                      obtained from the  principal  exchange
                      on which the  security  is traded  or,
                      on the  basis of  reasonable  inquiry,
                      from   two   market   makers   in  the
                      security.
         |_| Long-term  debt  securities  having a remaining
maturity  in excess of 60 days are valued  based on the mean between  the  "bid"  and  "asked"  prices  determined  by  a portfolio  pricing  service  approved by the Fund's Board of
Trustees or obtained by the Manager  from two active  market makers in the security on the basis of reasonable inquiry.
         |_| The  following  securities  are  valued  at the
mean between the "bid" and "asked"  prices  determined  by a pricing service  approved by the Fund's Board of Trustees or obtained by the  Manager  from two active  market  makers in the security on the basis of reasonable inquiry:
(1)      debt  instruments that have a maturity of more than
              397 days when issued,
(2)      debt  instruments  that had a maturity  of 397 days
              or  less  when  issued  and  have a  remaining
              maturity of more than 60 days, and
(3)      non-money   market  debt  instruments  that  had  a
              maturity  of 397 days or less when  issued and
              which have a remaining  maturity of 60 days or
              less.
         |_| The  following  securities  are valued at cost,
adjusted  for  amortization  of premiums  and  accretion  of discounts:
(1)      money  market debt  securities  held by a non-money
              market  fund that had a maturity  of less than
              397 days when  issued  that  have a  remaining
              maturity of 60 days or less, and
(2)      debt  instruments  held by a money market fund that
              have  a  remaining  maturity  of 397  days  or
              less.
         |_| Securities  (including  restricted  securities)
not having  readily-available  market  quotations are valued at fair value  determined under the Board's  procedures.  If the  Manager is unable to locate two market  makers  willing to  give  quotes,  a  security  may be  priced  at the  mean between  the "bid" and "asked"  prices  provided by a single active  market  maker  (which  in  certain  cases may be the
"bid" price if no "asked" price is available).

         In  the   case  of  U.S.   Government   securities,
mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not generally  available,  the Manager may use pricing  services approved by the Board of Trustees.  The pricing  service may use  "matrix"  comparisons  to  the  prices  for  comparable instruments  on the basis of quality,  yield,  and maturity.
Other  special   factors  may  be  involved   (such  as  the
tax-exempt   status  of  the  interest   paid  by  municipal
securities).  The Manager  will  monitor the accuracy of the pricing  services.  That  monitoring  may include  comparing prices used for  portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London  foreign  exchange
market on a  particular  business  day that are  provided to the Manager by a bank,  dealer or pricing  service  that the
Manager  has  determined  to be  reliable  are used to value
foreign  currency,   including  forward  contracts,  and  to
convert to U.S.  dollars  securities that are denominated in foreign currency.

         Puts,  calls,  and  futures  are valued at the last
sale  price on the  principal  exchange  on  which  they are traded or on  NASDAQ,  as  applicable,  as  determined  by a pricing service  approved by the Board of Trustees or by the
Manager.  If there  were no sales  that day,  they  shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the closing  "bid" and "asked"
prices  on  the  principal  exchange  or on  NASDAQ  on  the valuation  date.  If not, the value shall be the closing bid price  on  the  principal  exchange  or  on  NASDAQ  on  the valuation  date.  If the put,  call or future is not  traded on an exchange or on NASDAQ,  it shall be valued by the mean between  "bid" and  "asked"  prices  obtained by the Manager from two active market makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to
the premium  received is included in the Fund's Statement of
Assets and Liabilities as an asset. An equivalent  credit is included in the  liability  section.  The credit is adjusted
("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments, if a call  or put  written  by the  Fund is  exercised,  the proceeds are  increased by the premium  received.  If a call or put written by the Fund  expires,  the Fund has a gain in the  amount  of the  premium.  If  the  Fund  enters  into a closing purchase  transaction,  it will have a gain or loss, depending  on whether the premium  received was more or less than  the  cost  of the  closing  transaction.  If the  Fund exercises  a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment  is  reduced  by the amount of premium paid by the Fund.

How to Sell Shares

         Information  on how to sell  shares  of the Fund is
stated in the  Prospectus.  The  information  below provides additional  information  about the procedures and conditions for redeeming shares.

Reinvestment  Privilege.  Within six months of a redemption, a  shareholder  may reinvest  all or part of the  redemption proceeds of:
         |_|  Class  A  shares   purchased   subject  to  an
initial   sales   charge  or  Class  A  shares  on  which  a
contingent deferred sales charge was paid, or
         |_| Class B shares  that were  subject to the Class
B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge
only  in  Class A  shares  of the  Fund or any of the  other
Oppenheimer   funds  into  which  shares  of  the  Fund  are
exchangeable  as  described  in  "How  to  Exchange  Shares"
below.  Reinvestment  will be at the net  asset  value  next computed after the Transfer Agent receives the  reinvestment order.  The  shareholder  must ask the  Transfer  Agent  for that privilege at the time of  reinvestment.  This privilege does not apply to Class C and  Class Y shares.  The Fund may
amend,   suspend  or  cease   offering   this   reinvestment
privilege at any time as to shares  redeemed  after the date of such amendment, suspension or cessation.

         Any capital gain that was realized  when the shares
were redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax  payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax deductible,  depending on the timing and amount  of the  reinvestment.  Under  the  Internal  Revenue
Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are  reinvested  in shares of the Fund or  another  of the  Oppenheimer  funds  within  90  days of payment of the sales charge, the shareholder's  basis in the shares of the Fund that were  redeemed  may not  include the amount of the sales  charge  paid.  That  would  reduce  the loss or increase the gain  recognized  from the  redemption.
However,  in that  case the sales  charge  would be added to the basis of the shares acquired by the  reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.
However,  under certain  circumstances the Board of Trustees of the Fund may determine  that it would be  detrimental  to the best  interests  of the  remaining  shareholders  of the
Fund to make payment of a redemption  order wholly or partly in cash.  In that  case,  the  Fund  may pay the  redemption proceeds in whole or in part by a distribution  "in kind" of liquid  securities  from the  portfolio of the Fund, in lieu of cash.

         The Fund has  elected to be  governed by Rule 18f-1
under the Investment  Company Act. Under that rule, the Fund is  obligated  to  redeem  shares  solely  in cash up to the lesser  of  $250,000  or 1% of the net  assets  of the  Fund during any 90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage  or other  costs in  selling  the  securities  for
cash.   The  Fund  will   value   securities   used  to  pay
redemptions  in kind using the same  method the Fund uses to
value  its  portfolio   securities   described  above  under
"Determination   of  Net  Asset   Values  Per  Share."  That
valuation will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of Trustees has
the right to cause the involuntary  redemption of the shares held in any  account  if the  aggregate  net asset  value of those shares is less than $500 or such lesser  amount as the
Board  may fix.  The Board  will not  cause the  involuntary redemption  of shares in an  account  if the  aggregate  net asset  value of such  shares  has  fallen  below the  stated
minimum  solely as a result of market  fluctuations.  If the
Board   exercises   this   right,   it  may   also  fix  the
requirements  for any notice to be given to the shareholders
in  question  (not  less  than  30  days).   The  Board  may
alternatively   set  requirements  for  the  shareholder  to
increase the  investment,  or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers  of Shares.  A transfer  of shares to a  different registration  is not an event that  triggers  the payment of sales  charges.  Therefore,  shares  are not  subject to the payment of a contingent  deferred  sales charge of any class at the time of  transfer  to the name of  another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or  bequest,  as long as it does not involve,  directly or  indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge. It will be calculated  as if the  transferee  shareholder  had acquired the  transferred  shares in the same  manner and at the same time as the transferring shareholder.

         If less  than all  shares  held in an  account  are
transferred,  and some  but not all  shares  in the  account would be subject to a  contingent  deferred  sales charge if redeemed at the time of transfer,  the priorities  described in  the  Prospectus  under  "How  to  Buy  Shares"  for  the imposition  of the  Class B or Class C  contingent  deferred sales  charge will be followed in  determining  the order in which shares are transferred.

Selling  Shares  by Wire.  The wire of  redemption  proceeds may be delayed if the Fund's  custodian bank is not open for business  on a day when the Fund  would  normally  authorize the  wire to be made,  which  is  usually  the  Fund's  next regular  business day  following  the  redemption.  In those circumstances,  the wire will not be  transmitted  until the next  bank  business  day on  which  the  Fund is  open  for business.  No  dividends  will be paid  on the  proceeds  of redeemed shares awaiting transfer by wire.

Distributions   From   Retirement   Plans.    Requests   for
distributions    from    OppenheimerFunds-sponsored    IRAs,
403(b)(7)  custodial  plans,  401(k)  plans  or  pension  or
profit-sharing   plans  should  be  addressed  to  "Trustee,
OppenheimerFunds  Retirement  Plans," c/o the Transfer Agent
at its  address  listed  in  "How  To  Sell  Shares"  in the
Prospectus  or on  the  back  cover  of  this  Statement  of
Additional Information.  The request must:
(1)      state the reason for the distribution;
(2)      state the owner's  awareness  of tax  penalties  if
              the distribution is premature; and
(3)      conform  to the  requirements  of the  plan and the
              Fund's other redemption requirements.
         Participants (other than self-employed  persons) in
OppenheimerFunds-sponsored  pension or profit-sharing  plans with  shares of the Fund held in the name of the plan or its fiduciary  may not  directly  request  redemption  of  their accounts.  The plan  administrator  or  fiduciary  must sign the request.

         Distributions   from  pension  and  profit  sharing
plans  are  subject  to  special   requirements   under  the
Internal Revenue Code and certain documents  (available from the Transfer  Agent) must be completed  and submitted to the
Transfer  Agent  before  the   distribution   may  be  made.
Distributions   from   retirement   plans  are   subject  to
withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available  from the Transfer Agent) must be  submitted to the  Transfer  Agent with the  distribution request,  or the  distribution  may be  delayed.  Unless the
shareholder   has  provided   the  Transfer   Agent  with  a
certified tax  identification  number,  the Internal Revenue
Code  requires  that tax be withheld  from any  distribution even if the  shareholder  elects  not to have tax  withheld.
The
Fund, the Manager,  the Distributor,  and the Transfer Agent
assume   no    responsibility   to   determine   whether   a
distribution  satisfies the  conditions  of  applicable  tax laws  and  will  not be  responsible  for any tax  penalties assessed in connection with a distribution.

Special  Arrangements  for Repurchase of Shares from Dealers
and  Brokers.   The  Distributor  is  the  Fund's  agent  to
repurchase its shares from authorized  dealers or brokers on behalf  of  their  customers.  Shareholders  should  contact their broker or dealer to arrange  this type of  redemption.
The  repurchase  price per share will be the net asset value next  computed  after  the  Distributor  receives  an  order placed by the dealer or broker.  However, if the Distributor receives a  repurchase  order from a dealer or broker  after the  close  of The New  York  Stock  Exchange  on a  regular business  day, it will be  processed at that day's net asset value if the  order  was  received  by the  dealer or broker from its  customers  prior to the time the Exchange  closes.
Normally,  the Exchange  closes at 4:00 P.M.,  but may do so earlier  on some  days.  Additionally,  the order  must have been  transmitted to and received by the  Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,    for    accounts    redeemed   by   a
broker-dealer  under this  procedure,  payment  will be made within  three  business  days  after  the  shares  have been redeemed  upon the  Distributor's  receipt  of the  required redemption  documents in proper form.  The  signature(s)  of the registered  owners on the  redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund  valued  at $5,000 or more can  authorize the Transfer  Agent to redeem  shares  (having a value of at
least   $50)   automatically   on  a   monthly,   quarterly,
semi-annual  or annual basis under an  Automatic  Withdrawal
Plan.  Shares will be redeemed  three business days prior to the date  requested  by the  shareholder  for receipt of the payment.  Automatic  withdrawals  of up to $1,500  per month may be  requested by telephone if payments are to be made by check payable to all  shareholders of record.  Payments must also be sent to the  address of record for the  account  and the address must not have been  changed  within the prior 30
days.      Required     minimum      distributions      from
OppenheimerFunds-sponsored   retirement  plans  may  not  be
arranged on this basis.

         Payments   are   normally   made  by   check,   but
shareholders having AccountLink  privileges (see "How To Buy
Shares")  may  arrange  to have  Automatic  Withdrawal  Plan payments  transferred to the bank account  designated on the
Account Application or by signature-guaranteed  instructions sent to the Transfer  Agent.  Shares are  normally  redeemed pursuant  to an  Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the
Account  Application.  If a contingent deferred sales charge applies  to the  redemption,  the  amount  of the  check  or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on
the date  requested.  The Fund  reserves the right to amend, suspend  or  discontinue  offering  these  plans at any time without prior notice.  Because of the sales charge  assessed on Class A share  purchases,  shareholders  should  not make
regular   additional   Class   A   share   purchases   while
participating  in an  Automatic  Withdrawal  Plan.  Class B,
Class  C and  Class  N  shareholders  should  not  establish
withdrawal   plans,   because  of  the   imposition  of  the
contingent   deferred  sales  charge  on  such   withdrawals
(except  where  the  contingent  deferred  sales  charge  is waived as described in Appendix C below).

         By requesting  an Automatic  Withdrawal or Exchange
Plan,  the  shareholder  agrees to the terms and  conditions
that  apply  to  such   plans,   as  stated   below.   These
provisions  may be  amended  from  time to time by the  Fund and/or the  Distributor.  When adopted,  any amendments will automatically apply to existing Plans.

         |X|  Automatic  Exchange  Plans.  Shareholders  can
authorize  the Transfer  Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same  class)
of  other  Oppenheimer  funds  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis under an Automatic
Exchange  Plan.  The minimum amount that may be exchanged to each  other  fund  account  is $25.  Instructions  should be
provided   on   the    OppenheimerFunds    Application    or
signature-guaranteed  instructions.   Exchanges  made  under
these  plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the
Prospectus   and  below  in  this  Statement  of  Additional
Information.

         |X| Automatic  Withdrawal  Plans.  Fund shares will
be  redeemed  as  necessary  to  meet  withdrawal  payments.
Shares  acquired  without a sales  charge  will be  redeemed
first.   Shares  acquired  with  reinvested   dividends  and
capital gains  distributions will be redeemed next, followed by  shares  acquired  with a  sales  charge,  to the  extent necessary to make  withdrawal  payments.  Depending upon the
amount   withdrawn,   the   investor's   principal   may  be
depleted.  Payments  made under  these  plans  should not be considered as a yield or income on your investment.

         The Transfer  Agent will  administer the investor's
Automatic  Withdrawal  Plan as agent for the  shareholder(s)
(the  "Planholder") who executed the Plan  authorization and application  submitted  to the Transfer  Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any  action  taken or not  taken by the
Transfer Agent in good faith to administer  the Plan.  Share certificates  will  not be  issued  for  shares  of the Fund purchased  for and held  under  the Plan,  but the  Transfer
Agent  will  credit  all such  shares to the  account of the
Planholder   on  the   records   of  the  Fund.   Any  share
certificates   held  by  a  Planholder  may  be  surrendered
unendorsed to the Transfer  Agent with the Plan  application so that the shares  represented  by the  certificate  may be held under the Plan.

         For  accounts   subject  to  Automatic   Withdrawal
Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which  will be done at net asset  value without a sales  charge.  Dividends  on  shares  held in the account may be paid in cash or reinvested.

         Shares  will  be   redeemed   to  make   withdrawal
payments at the net asset value per share  determined on the
redemption    date.    Checks   or   AccountLink    payments
representing  the proceeds of Plan withdrawals will normally be  transmitted  three  business  days  prior  to  the  date selected  for  receipt  of  the  payment,  according  to the choice  specified in writing by the  Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The  amount  and  the   interval  of   disbursement
payments  and the  address to which  checks are to be mailed or  AccountLink  payments  are to be sent may be  changed at any  time  by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should  allow at least  two  weeks'
time  after  mailing  such  notification  for the  requested change  to be put in  effect.  The  Planholder  may,  at any time,  instruct  the  Transfer  Agent by  written  notice to redeem  all, or any part of, the shares held under the Plan.
That notice must be in proper  form in  accordance  with the requirements of the then-current  Prospectus of the Fund. In that case,  the  Transfer  Agent  will  redeem the number of shares  requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder may terminate a Plan at any time by
writing  to the  Transfer  Agent.  The Fund  may  also  give directions  to the Transfer  Agent to terminate a Plan.  The
Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the  Transfer  Agent or the Fund,  shares that have not been redeemed will be held in uncertificated  form in the name of
the   Planholder.   The   account   will   continue   as   a
dividend-reinvestment,  uncertificated  account  unless  and until proper  instructions are received from the Planholder, his or her  executor  or  guardian,  or  another  authorized person.

         To use  shares  held  under the Plan as  collateral
for  a  debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificated  form.  Upon  written
request  from  the  Planholder,   the  Transfer  Agent  will
determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop.
However,    should   such   uncertificated   shares   become
exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent  ceases to act as  transfer
agent for the Fund,  the  Planholder  will be deemed to have appointed  any successor  transfer  agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a
particular class of Oppenheimer funds having more than one
class of shares may be exchanged only for shares of the
same class of other Oppenheimer funds.  Shares of
Oppenheimer funds that have a single class without a class
designation are deemed "Class A" shares for this purpose.
You can obtain a current list showing which funds offer
which classes by calling the Distributor at
1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class
     A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial
     Tax Exempt Trust, Centennial Government Trust,
     Centennial New York Tax Exempt Trust, Centennial
     California Tax Exempt Trust, and Centennial America
     Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer
     Cash Reserves are generally available only by exchange
     from the same class of shares of other Oppenheimer
     funds or through OppenheimerFunds-sponsored 401(k)
     plans.
o        Only certain Oppenheimer funds currently offer
     Class Y shares. Class Y shares of Oppenheimer Real
     Asset Fund may not be exchanged for shares of any
     other fund.
o        Only certain Oppenheimer funds currently offer
     Class N shares, which are only offered to retirement
     plans as described in the Prospectus. Class N shares
     can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible
     Securities Fund may be exchanged only for Class A
     shares of other Oppenheimer funds. They may not be
     acquired by exchange of shares of any class of any
     other Oppenheimer funds except Class A shares of
     Oppenheimer Money Market Fund or Oppenheimer Cash
     Reserves acquired by exchange of Class M shares.
o    Class X shares of Limited Term New York Municipal Fund
     can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to
     Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund
     may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or
     Oppenheimer Limited-Term Government Fund.  Only
     participants in certain retirement plans may purchase
     shares of Oppenheimer Capital Preservation Fund, and
     only those participants may exchange shares of other
     Oppenheimer funds for shares of Oppenheimer Capital
     Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate
     Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of
     Oppenheimer Cash Reserves. If any Class A shares of
     another Oppenheimer fund that are exchanged for Class
     A shares of Oppenheimer Senior Floating Rate Fund are
     subject to the Class A contingent deferred sales
     charge of the other Oppenheimer fund at the time of
     exchange, the holding period for that Class A
     contingent deferred sales charge will carry over to
     the Class A shares of Oppenheimer Senior Floating Rate
     Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that
     exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate
     Fund if they are repurchased before the expiration of
     the holding period.
o        Class A, Class B, Class C and Class Y Shares of
     Oppenheimer Select Managers Mercury Advisors S&P Index
     Fund and Oppenheimer Select Managers QM Active
     Balanced Fund are only available to retirement plans
     and are available only by exchange from the same class
     of shares of other Oppenheimer funds held by
     retirement plans.

Class A shares of Oppenheimer  funds may be exchanged at net asset value for shares of any money  market fund  offered by the  Distributor.  Shares of any money market fund purchased without  a sales  charge  may be  exchanged  for  shares  of
Oppenheimer  funds  offered with a sales charge upon payment of the  sales  charge.  They  may  also be used to  purchase shares of Oppenheimer  funds subject to an early  withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc.
purchased with the redemption proceeds of shares of other
mutual funds (other than funds managed by the Manager or
its subsidiaries) redeemed within the 30 days prior to that
purchase may subsequently be exchanged for shares of other
Oppenheimer funds without being subject to an initial sales
charge or contingent deferred sales charge. To qualify for
that privilege, the investor or the investor's dealer must
notify the Distributor of eligibility for this privilege at
the time the shares of Oppenheimer Money Market Fund, Inc.
are purchased.  If requested, they must supply proof of
entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of
dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for
which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares
of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the
exchange privilege at any time.  Although the Fund may
impose these changes at any time, it will provide you with
notice of those changes whenever it is required to do so by
applicable law.  It may be required to provide 60 days
notice prior to materially amending or terminating the
exchange privilege.  That 60 day notice is not required in
extraordinary circumstances.

         |X|  How  Exchanges  Affect   Contingent   Deferred
Sales  Charges.  No  contingent  deferred  sales  charge  is imposed  on  exchanges  of  shares  of any  class  purchased subject to a  contingent  deferred  sales  charge.  However, when Class A shares  acquired  by exchange of Class A shares of other  Oppenheimer  funds purchased  subject to a Class A contingent  deferred  sales  charge are  redeemed  within 18 months  of the  end of the  calendar  month  of the  initial purchase  of the  exchanged  Class  A  shares,  the  Class A contingent  deferred sales charge is imposed on the redeemed shares. The
Class B  contingent  deferred  sales  charge is  imposed  on
Class B shares acquired by exchange if they
are redeemed  within 6 years of the initial  purchase of the exchanged  Class B shares.  The Class C contingent  deferred sales  charge  is  imposed  on  Class C shares  acquired  by exchange  if they  are  redeemed  within  12  months  of the initial  purchase  of the  exchanged  Class C  shares.  With respect to Class N shares,  a 1% contingent  deferred  sales
charge  will  be  imposed  if  the   retirement   plan  (not
including  IRAs and 403(b)  plans) is  terminated or Class N shares  of  all  Oppenheimer  funds  are  terminated  as  an investment  option  of the  plan  and  Class  N  shares  are redeemed  within 18 months after the plan's  first  purchase of Class N shares of any  Oppenheimer  fund or with  respect to an  individual  retirement  plan or 403(b) plan,  Class N shares are  redeemed  within 18 months of the  plan's  first purchase of Class N shares of any Oppenheimer fund.

When  Class B or Class C shares  are  redeemed  to effect an
exchange,   the   priorities   described   in  "How  To  Buy
Shares"  in  the   Prospectus  for  the  imposition  of  the
Class B or the  Class C  contingent  deferred  sales  charge will be  followed  in  determining  the  order in which  the
shares   are   exchanged.    Before    exchanging    shares,
shareholders  should  take  into  account  how the  exchange
may  affect  any  contingent   deferred  sales  charge  that
might  be   imposed   in  the   subsequent   redemption   of
remaining  shares.  If Class B shares of an Oppenheimer fund
are   exchanged   for   Class  B   shares   of   Oppenheimer
Limited-Term   Government  Fund  or  Limited-Term  New  York
Municipal  Fund and those  shares  acquired by exchange  are
subsequently   redeemed,   they  will  be   subject  to  the
contingent  deferred  sales charge of the  Oppenheimer  fund from  which they were  exchanged.  The  contingent  deferred sales  charge  rates of Class B shares of other  Oppenheimer funds are typically  higher for the same holding period than for Class B shares of  Oppenheimer  Limited-Term  Government
Fund and  Limited-Term  New York Municipal  Fund.  They will not be subject to the  contingent  deferred  sales charge of
Oppenheimer  Limited-Term  Government  Fund or  Limited-Term
New York Municipal Fund.

         Shareholders  owning  shares of more than one class
must specify which class of shares they wish to exchange.

         |X| Limits on Multiple  Exchange  Orders.  The Fund
reserves the right to reject  telephone or written  exchange requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of
up  to  50  accounts   per  day  from   representatives   of
authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging
shares by  telephone,  a  shareholder  must have an existing account  in the fund to which  the  exchange  is to be made.
Otherwise,  the  investors  must obtain a Prospectus of that fund before the exchange request may be submitted.  When you exchange  some  or all of  your  shares  from  one  fund  to another  any  special  account  feature  such  as  an  Asset
Builder Plan or Automatic  Withdrawal  Plan will be switched to the new fund account  unless your tell the Transfer Agent not to do so. If all  telephone  lines are busy (which might occur,  for example,  during periods of  substantial  market fluctuations),  shareholders  might  not be able to  request exchanges  by  telephone  and would  have to submit  written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares  to be
exchanged  are  redeemed  on the  regular  business  day the
Transfer Agent  receives an exchange  request in proper form
(the  "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date, but such purchases  may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer  of the  redemption  proceeds.  The Fund reserves  the  right,  in  its  discretion,  to  refuse  any exchange request that may  disadvantage it. For example,  if the  receipt of  multiple  exchange  requests  from a dealer might require the  disposition of portfolio  securities at a time or at a price  that  might  be  disadvantageous  to the
Fund,  the Fund may refuse the request.  For full or partial exchanges  of an  account  made by  telephone,  any  special account  features  such as Asset Builder Plans and Automatic
Withdrawal  Plans will be switched to the new account unless the Transfer Agent is instructed otherwise.

         In  connection  with  any  exchange  request,   the
number  of  shares  exchanged  may be less  than the  number requested  if the  exchange  or the number  requested  would include  shares  subject  to  a  restriction  cited  in  the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not  tendered  with the request.  In those  cases,  only the shares  available for exchange  without  restriction will be exchanged.

         The  different   Oppenheimer  funds  available  for
exchange have different investment objectives,  policies and risks.  A  shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and  should  be aware of the tax  consequences  of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a redemption  of shares of one fund and a purchase of shares
of  another.   "Reinvestment  Privilege,"  above,  discusses
some of the tax  consequences  of reinvestment of redemption proceeds in such cases. The Fund, the  Distributor,  and the
Transfer  Agent are  unable to  provide  investment,  tax or
legal  advice  to  a  shareholder  in  connection   with  an
exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions.  The Fund has no fixed dividend rate and there can be no  assurance as to the payment of any dividends  or the  realization  of any  capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses borne by the  Fund or borne  separately  by a  class.  Dividends  are calculated in the same manner,  at the same time, and on the same day for each class of  shares.  However,  dividends  on
Class B,  Class C and  Class N  shares  are  expected  to be lower than dividends on Class A and Class Y shares.  That is because  of the  effect  of  the  higher  asset-based  sales charge  on  Class  B,  Class  C and  Class N  shares.  Those dividends  will also  differ in amount as a  consequence  of any  difference  in the net asset  values  of each  class of shares.

         Dividends,   distributions   and  proceeds  of  the
redemption of Fund shares  represented by checks returned to the Transfer  Agent by the Postal  Service as  undeliverable will be  invested  in shares  of  Oppenheimer  Money  Market
Fund,  Inc.   Reinvestment  will  be  made  as  promptly  as
possible  after the  return of such  checks to the  Transfer
Agent,  to enable the investor to earn a return on otherwise idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws,  and the Fund and the Transfer Agent will not be liable to shareholders or their  representatives  for compliance with those laws in good faith.

Tax  Status  of  the  Fund's  Dividends,  Distributions  and
Redemptions  of Shares.  The  federal tax  treatment  of the
Fund's dividends and capital gains  distributions is briefly highlighted  in the  Prospectus.  The  following  is  only a summary of certain additional tax  considerations  generally affecting the Fund and its shareholders.

         The  tax  discussion  in the  Prospectus  and  this
Statement of Additional  Information  is based on tax law in effect on the date of the  Prospectus  and this Statement of
Additional  Information.  Those laws and  regulations may be changed by legislative,  judicial, or administrative action, sometimes  with  retroactive  effect.  State  and  local tax treatment  of ordinary  income  dividends  and capital  gain dividends  from  regulated  investment  companies may differ
from  the   treatment   under  the  Internal   Revenue  Code
described below.  Potential purchasers of shares of the Fund are  urged to  consult  their  tax  advisers  with  specific reference  to  their  own tax  circumstances  as well as the
consequences   of   federal,   state  and  local  tax  rules
affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment
Company.  The Fund has elected to be taxed as a regulated
investment company under Subchapter M of the Internal
Revenue Code of 1986, as amended.  As a regulated
investment company, the Fund is not subject to federal
income tax on the portion of its investment company taxable
income (that is, taxable interest, dividends, other taxable
ordinary income net of expenses, and net short-term capital
gain in excess of long-term capital loss) and capital gain
net income (that is, the excess of net long-term capital
gains over net short-term capital losses) that it
distributes to shareholders. That qualification enables the
Fund to "pass through" its income and realized capital
gains to shareholders without having to pay tax on them.
This avoids a "double tax" on that income and capital
gains, since shareholders normally will be taxed on the
dividends and capital gains they receive from the Fund
(unless their Fund shares are held in a retirement account
or the shareholder is otherwise exempt from tax). The
Internal Revenue Code contains a number of complex tests
relating to qualification that the Fund might not meet in a
particular year. If it did not qualify as a regulated
investment company, the Fund would be treated for tax
purposes as an ordinary corporation and would receive no
tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the
Fund must distribute at least 90% of its investment company
taxable income (in brief, net investment income and the
excess of net short-term capital gain over net long-term
capital loss) for the taxable year. The Fund must also
satisfy certain other requirements of the Internal Revenue
Code, some of which are described below.  Distributions by
the Fund made during the taxable year or, under specified
circumstances, within twelve months after the close of the
taxable year, will be considered distributions of income
and gains for the taxable year and will therefore count
toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the
Fund must derive at least 90% of its gross income from
dividends, interest, certain payments with respect to
securities loans, gains from the sale or other disposition
of stock or securities or foreign currencies (to the extent
such currency gains are directly related to the regulated
investment company's principal business of investing in
stock or securities) and certain other income.

         In addition to satisfying the requirements
described above, the Fund must satisfy an asset
diversification test in order to qualify as a regulated
investment company.  Under that test, at the close of each
quarter of the Fund's taxable year, at least 50% of the
value of the Fund's assets must consist of cash and cash
items, U.S. government securities, securities of other
regulated investment companies, and securities of other
issuers. As to each of those issuers, the Fund must not
have invested more than 5% of the value of the Fund's total
assets in securities of each such issuer and the Fund must
not hold more than 10% of the outstanding voting securities
of each such issuer. No more than 25% of the value of its
total assets may be invested in the securities of any one
issuer (other than U.S. government securities and
securities of other regulated investment companies), or in
two or more issuers which the Fund controls and which are
engaged in the same or similar trades or businesses. For
purposes of this test, obligations issued or guaranteed by
certain agencies or instrumentalities of the U.S.
government are treated as U.S. government securities.

              |X| Excise   Tax   on   Regulated   Investment
Companies.  Under the Internal  Revenue Code, by December 31
each  year,  the Fund  must  distribute  98% of its  taxable investment  income earned from January 1 through December 31 of that year and 98% of its  capital  gains  realized in the period from November 1 of the prior year through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently anticipated that the Fund will meet those  requirements.  To meet this  requirement,  in certain  circumstances  the Fund might be  required to  liquidate  portfolio  investments  to
make   sufficient   distributions   to  avoid   excise   tax
liability.  However,  the Board of Trustees  and the Manager might  determine  in a  particular  year that it would be in the best interests of shareholders  for the Fund not to make such  distributions  at the  required  levels and to pay the excise tax on the undistributed  amounts.  That would reduce
the  amount  of  income  or  capital  gains   available  for
distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund
anticipates distributing substantially all of its
investment company taxable income for each taxable year.
Those distributions will be taxable to shareholders as
ordinary income and treated as dividends for federal income
tax purposes.

         Special provisions of the Internal Revenue Code
govern the eligibility of the Fund's dividends for the
dividends-received deduction for corporate shareholders.
Long-term capital gains distributions are not eligible for
the deduction.  The amount of dividends paid by the Fund
that may qualify for the deduction is limited to the
aggregate amount of qualifying dividends that the Fund
derives from portfolio investments that the Fund has held
for a minimum period, usually 46 days. A corporate
shareholder will not be eligible for the deduction on
dividends paid on Fund shares held for 45 days or less.  To
the extent the Fund's dividends are derived from gross
income from option premiums, interest income or short-term
gains from the sale of securities or dividends from foreign
corporations, those dividends will not qualify for the
deduction. Since it is anticipated that most of the Fund's
income will be derived from interest it receives on its
investments, the Fund does not anticipate that its
distributions will qualify for this deduction.

         The Fund may either retain or distribute to
shareholders its net capital gain for each taxable year.
The Fund currently intends to distribute any such amounts.
If net long term capital gains are distributed and
designated as a capital gain distribution, it will be
taxable to shareholders as long-term capital gain. It does
not matter how long the shareholder has held his or her
shares or whether that gain was recognized by the Fund
before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain,
the Fund will be subject to tax on it at the 35% corporate
tax rate.  If the Fund elects to retain its net capital
gain, it is expected that the Fund also will elect to have
shareholders of record on the last day of its taxable year
treated as if each received a distribution of their pro
rata share of such gain. As a result, each shareholder will
be required to report his or her pro rata share of such
gain on their tax return as long-term capital gain, will
receive a refundable tax credit for his/her pro rata share
of tax paid by the Fund on the gain, and will increase the
tax basis for his/her shares by an amount equal to the
deemed distribution less the tax credit.

         Investment income that may be received by the Fund
from sources within foreign countries may be subject to
foreign taxes withheld at the source.  The United States
has entered into tax treaties with many foreign countries
which entitle the Fund to a reduced rate of, or exemption
from, taxes on such income.

         Distributions by the Fund that do not constitute
ordinary income dividends or capital gain distributions
will be treated as a return of capital to the extent of the
shareholder's tax basis in their shares. Any excess will be
treated as gain from the sale of those shares, as discussed
below. Shareholders will be advised annually as to the U.S.
federal income tax consequences of distributions made (or
deemed made) during the year. If prior distributions made
by the Fund must be re-characterized as a non-taxable
return of capital at the end of the fiscal year as a result
of the effect of the Fund's investment policies, they will
be identified as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated  in the
manner   described   above   regardless   of   whether   the
distributions  are paid in cash or  reinvested in additional shares  of the  Fund  (or  of  another  fund).  Shareholders receiving a  distribution  in the form of additional  shares will be treated as  receiving  a  distribution  in an amount equal  to the fair  market  value  of the  shares  received, determined as of the reinvestment date.

         The Fund will be required in certain cases to
withhold and remit to the U.S. Treasury 31% of ordinary
income dividends and capital gains distributions and the
proceeds of the redemption of shares, paid to any
shareholder (1) who has failed to provide a correct,
certified taxpayer identification number, (2) who is
subject to backup withholding for failure to report the
receipt of interest or dividend income properly, or (3) who
has failed to certify to the Fund that the shareholder is
not subject to backup withholding or is an "exempt
recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a
shareholder redeems all or a portion of his/her shares, the
                                    -
shareholder will recognize a gain or loss on the redeemed
shares in an amount equal to the difference between the
proceeds of the redeemed shares and the shareholder's
adjusted tax basis in the shares.  All or a portion of any
loss recognized in that manner may be disallowed if the
shareholder purchases other shares of the Fund within 30
days before or after the redemption.

         In general, any gain or loss arising from the
redemption of shares of the Fund will be considered capital
gain or loss, if the shares were held as a capital asset.
It will be long-term capital gain or loss if the shares
were held for more than one year.  However, any capital
loss arising from the redemption of shares held for six
months or less will be treated as a long-term capital loss
to the extent of the amount of capital gain dividends
received on those shares. Special holding period rules
under the Internal Revenue Code apply in this case to
determine the holding period of shares and there are limits
on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a
shareholder who under United States law is a nonresident
alien individual, foreign trust or estate, foreign
corporation, or foreign partnership depends on whether the
shareholder's income from the Fund is effectively connected
with a U.S. trade or business carried on by such
shareholder.

         If the income from the Fund is not effectively
connected with a U.S. trade or business carried on by a
foreign shareholder, ordinary income dividends paid to such
foreign shareholder will be subject to U.S. withholding
tax. The rate of the tax depends on a number of factors. If
the income from the Fund is effectively connected with a
U.S. trade or business carried on by a foreign shareholder,
then ordinary income dividends, capital gain dividends, and
any gains realized upon the sale of shares of the Fund will
be subject to U.S. federal income tax at the rates
applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate
shareholder, the Fund may be required to withhold U.S.
federal income tax at a rate of 31% on distributions that
are otherwise exempt from withholding tax (or taxable at a
reduced treaty rate) unless the shareholder furnishes the
Fund with proper notification of their foreign status.

         The  tax  consequences  to  a  foreign  shareholder
entitled to claim the benefits of an  applicable  tax treaty may  be  different  from  those  described  herein.  Foreign shareholders  are urged to  consult  their own tax  advisers with respect to the particular tax  consequences  to them of an investment in the Fund,  including the  applicability  of foreign taxes.

Dividend  Reinvestment in Another Fund.  Shareholders of the
Fund may elect to  reinvest  all  dividends  and/or  capital gains  distributions  in shares of the same  class of any of the other Oppenheimer funds listed above.  Reinvestment will be made  without  sales  charge at the net  asset  value per share in  effect  at the close of  business  on the  payable date of the dividend or distribution.  To elect this option, the  shareholder  must notify the Transfer  Agent in writing and must have an existing  account in the fund  selected for reinvestment.  Otherwise the shareholder first must obtain a prospectus  for  that  fund  and  an  application  from  the
Distributor  to  establish  an  account.   Dividends  and/or
distributions  from  shares  of  certain  other  Oppenheimer
funds  (other  than   Oppenheimer   Cash  Reserves)  may  be
invested in shares of this Fund on the same basis.

Additional Information About the Fund

The   Distributor.   The  Fund's  shares  are  sold  through
dealers,  brokers and other financial institutions that have a sales agreement with OppenheimerFunds  Distributor,  Inc., a  subsidiary  of  the  Manager  that  acts  as  the  Fund's
Distributor.  The  Distributor  also  distributes  shares of the  other  Oppenheimer  funds  and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's
Transfer  Agent,  is  a  division  of  the  Manager.  It  is responsible for maintaining the Fund's shareholder  registry
and   shareholder   accounting   records,   and  for  paying
dividends  and   distributions  to  shareholders.   It  also
handles shareholder servicing and administrative  functions.
The Fund pays the Transfer Agent a fixed annual  maintenance
fee  for  each   shareholder   account  and  reimburses  the
Transfer  Agent  for  its  out-of-pocket  expenses.  It also
acts  as   shareholder   servicing   agent   for  the  other
Oppenheimer  funds.  Shareholders  should  direct  inquiries about their  accounts to the  Transfer  Agent at the address and toll-free numbers shown on the back cover.

         |X|   Shareholder   Servicing   Agent  for  Certain
Shareholders.       Unified      Management      Corporation
(1.800.346.4601)  is the  shareholder  servicing  agent  for shareholders  of the Fund who were  former  shareholders  of the AMA  Family  of  Funds  and  clients  of AMA  Investment
Advisors,  Inc.  (which had been the  investment  advisor of
AMA Family of  Funds).  It is also the  servicing  agent for
Fund shareholders who are:
(i)      former   shareholders  of  the  Unified  Funds  and
                  Liquid Green Trusts,
(ii)     accounts  that  participated  or  participate  in a
                  retirement    plan   for   which   Unified
                  Investment Advisors,  Inc. or an affiliate
                  acts as custodian or trustee,
(iii)    accounts  that  have  a  Money  Manager   brokerage
                  account, and
(iv)     other   accounts  for  which   Unified   Management
                  Corporation is the dealer of record.

The Custodian.  Citibank,  N.A. is the custodian bank of the
Fund's  assets.  The  custodian's  responsibilities  include
safeguarding    and   controlling   the   Fund's   portfolio
securities  and handling the delivery of such  securities to and from the Fund.  It will be the  practice  of the Fund to deal  with the  custodian  in a manner  uninfluenced  by any
banking   relationship  the  custodian  may  have  with  the
Manager and its  affiliates.  The Fund's cash  balances with the  custodian  in excess of $100,000  are not  protected by
Federal  Deposit  Insurance.  Those  uninsured  balances  at times may be substantial.

Independent   Auditors.   KPMG   LLP  are  the   independent
auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform other related audit  services.  They also act as  independent  auditors  for certain  other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT
-------------------------------------------------------------------------------

===============================================================================
THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
OPPENHEIMER QUEST BALANCED VALUE FUND:

 We have audited the accompanying statement of assets and liabilities of
 Oppenheimer Quest Balanced Value Fund, including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended October 31, 1999, were audited by other auditors whose report dated November 19, 1999, expressed an unqualified opinion on this information.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Quest Balanced Value Fund as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
----------------
KPMG LLP

 Denver, Colorado
 November 21, 2001

                  32 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

STATEMENT OF INVESTMENTS  OCTOBER 31, 2001
--------------------------------------------------------------------------------

                                                                                    MARKET VALUE
                                                                        SHARES        SEE NOTE 1
=====================================================================================================

 COMMON STOCKS--61.7%
-----------------------------------------------------------------------------------------------------
 BASIC MATERIALS--3.6%
-----------------------------------------------------------------------------------------------------
 METALS--2.0%
 Alcan, Inc.                                                         3,000,000      $ 91,650,000
-----------------------------------------------------------------------------------------------------
 PAPER--1.6%
 Willamette Industries, Inc.                                         1,580,000        74,023,000
-----------------------------------------------------------------------------------------------------
 COMMUNICATION SERVICES--10.7%
-----------------------------------------------------------------------------------------------------
 TELECOMMUNICATIONS: LONG DISTANCE--7.5%
 Sprint Corp. (Fon Group)                                              457,300         9,146,000
-----------------------------------------------------------------------------------------------------
 WorldCom, Inc./MCI Group                                              355,600         4,213,860
-----------------------------------------------------------------------------------------------------
 WorldCom, Inc./WorldCom Group(1)                                   24,000,000       322,800,000
                                                                                    -----------------
                                                                                     336,159,860

-----------------------------------------------------------------------------------------------------
 TELEPHONE UTILITIES--3.2%
 SBC Communications, Inc.                                            3,800,000       144,818,000
-----------------------------------------------------------------------------------------------------
 Consumer Cyclicals--1.1%
-----------------------------------------------------------------------------------------------------
 RETAIL: GENERAL--0.8%
 Dollar General Corp.                                                2,500,000        35,725,000
-----------------------------------------------------------------------------------------------------
 RETAIL: SPECIALTY--0.3%
 Gap, Inc.                                                           1,000,000        13,070,000
-----------------------------------------------------------------------------------------------------
 CONSUMER STAPLES--9.8%
-----------------------------------------------------------------------------------------------------
 BROADCASTING--1.8%
 Clear Channel Communications, Inc.(1)                               1,200,000        45,744,000
-----------------------------------------------------------------------------------------------------
 EchoStar Communications Corp., Cl. A(1)                             1,500,000        34,785,000
                                                                                    -----------------
                                                                                      80,529,000

-----------------------------------------------------------------------------------------------------
 ENTERTAINMENT--2.7%
 McDonald's Corp.                                                    4,700,000       122,529,000
-----------------------------------------------------------------------------------------------------
 FOOD & DRUG RETAILERS--5.3%
 CVS Corp.                                                           7,400,000       176,860,000
-----------------------------------------------------------------------------------------------------
 Kroger Co. (The)(1)                                                 2,500,000        61,150,000
                                                                                    -----------------
                                                                                     238,010,000

-----------------------------------------------------------------------------------------------------
 ENERGY--5.3%
-----------------------------------------------------------------------------------------------------
 ENERGY SERVICES--3.8%
 Halliburton Co.                                                     2,000,000        49,380,000
-----------------------------------------------------------------------------------------------------
 Transocean Sedco Forex, Inc.                                        4,000,000       120,600,000
                                                                                    -----------------
                                                                                     169,980,000

                  12 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

                                                                                    MARKET VALUE
                                                                        SHARES        SEE NOTE 1
=====================================================================================================

 OIL: DOMESTIC--1.5%
 Anadarko Petroleum Corp.                                            1,200,000      $ 68,460,000
-----------------------------------------------------------------------------------------------------
 FINANCIAL--14.7%
-----------------------------------------------------------------------------------------------------
 BANKS--7.7%
 FleetBoston Financial Corp.                                         2,000,000        65,720,000
-----------------------------------------------------------------------------------------------------
 J.P. Morgan Chase & Co.                                             4,569,700       161,584,592
-----------------------------------------------------------------------------------------------------
 Wells Fargo Co.                                                     3,000,000       118,500,000
                                                                                    -----------------
                                                                                     345,804,592

-----------------------------------------------------------------------------------------------------
 DIVERSIFIED FINANCIAL--6.5%
 Freddie Mac                                                         3,200,000       217,024,000
-----------------------------------------------------------------------------------------------------
 John Hancock Financial Services, Inc.                               1,814,100        61,824,528
-----------------------------------------------------------------------------------------------------
 Providian Financial Corp.                                           3,735,800        14,532,262
                                                                                    -----------------
                                                                                     293,380,790

-----------------------------------------------------------------------------------------------------
 INSURANCE--0.5%
 Conseco, Inc.(1)                                                    3,000,000         8,970,000
-----------------------------------------------------------------------------------------------------
 Principal Financial Group (The)(1)                                    660,800        14,868,000
                                                                                    -----------------
                                                                                      23,838,000

-----------------------------------------------------------------------------------------------------
 TECHNOLOGY--11.1%
-----------------------------------------------------------------------------------------------------
 COMPUTER HARDWARE--5.6%
 Dell Computer Corp.(1)                                              2,500,000        59,950,000
-----------------------------------------------------------------------------------------------------
 EMC Corp.(1)                                                       10,000,000       123,200,000
-----------------------------------------------------------------------------------------------------
 Sun Microsystems, Inc.(1)                                           7,000,000        71,050,000
                                                                                    -----------------
                                                                                     254,200,000

-----------------------------------------------------------------------------------------------------
 COMMUNICATIONS EQUIPMENT--3.6%
 Agere Systems, Inc.(1)                                              7,568,000        34,812,800
-----------------------------------------------------------------------------------------------------
 Cisco Systems, Inc.(1)                                              5,000,000        84,600,000
-----------------------------------------------------------------------------------------------------
 Nortel Networks Corp.                                               7,000,000        40,670,000
                                                                                    -----------------
                                                                                     160,082,800

-----------------------------------------------------------------------------------------------------
 ELECTRONICS--1.9%
 Analog Devices, Inc.(1)                                             1,250,000        47,500,000
-----------------------------------------------------------------------------------------------------
 General Motors Corp., Cl. H(1)                                      2,600,000        35,750,000

                                                                                      83,250,000

                  13 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------

                                                                                    MARKET VALUE
                                                                        SHARES        SEE NOTE 1
=====================================================================================================

 UTILITIES--5.4%
-----------------------------------------------------------------------------------------------------
 ELECTRIC UTILITIES--3.7%
 Exelon Corp.                                                        4,000,000    $  168,280,000
-----------------------------------------------------------------------------------------------------
 GAS UTILITIES--1.7%
 Enron Corp.                                                         1,500,000        20,850,000
-----------------------------------------------------------------------------------------------------
 NiSource, Inc.                                                      2,344,200        55,674,750
                                                                                  -------------------
                                                                                      76,524,750
                                                                                  -------------------
 Total Common Stocks (Cost $3,011,631,511)                                         2,780,314,792

=====================================================================================================
 PREFERRED STOCKS--0.2%

 Freeport-McMoRan Copper & Gold, Inc., 7% Cum. Cv., Non-Vtg.
 (Depository shares each representing 0.05 shares of step-up)
 (Cost $8,173,336)                                                     506,400         7,216,200

                                                                     PRINCIPAL
                                                                        AMOUNT
=====================================================================================================
 U.S. GOVERNMENT OBLIGATIONS--17.9%

 Tennessee Valley Authority Inflationary Index Bonds,
   3.375%, 1/15/07(2)                                             $ 59,377,490        59,886,949
-----------------------------------------------------------------------------------------------------
 U.S. Treasury Bonds:
 3.375%, 4/15/32                                                    95,875,000        99,680,087
 5.25%, 2/15/29                                                     51,500,000        53,097,324
 6.25%, 8/15/23-5/15/30                                             35,000,000        41,069,310
 10.375%, 11/15/12                                                  50,000,000        66,976,600
 10.625%, 8/15/15                                                   18,000,000        28,548,288
 12.75%, 11/15/10                                                   34,500,000        46,476,641
-----------------------------------------------------------------------------------------------------
 U.S. Treasury Inflationary Index Bonds, 3.875%, 4/15/29(2)        161,959,500       181,546,558
-----------------------------------------------------------------------------------------------------
 U.S. Treasury Inflationary Index Nts., 3.875%, 1/15/09(2)         185,076,720       196,412,854
-----------------------------------------------------------------------------------------------------
 U.S. Treasury Nts.:
 5.875%, 11/15/04                                                   17,050,000        18,481,944
 6.75%, 5/15/05                                                     15,000,000        16,771,290
                                                                                  -------------------
 Total U.S. Government Obligations (Cost $760,549,734)                               808,947,845

=====================================================================================================
 NON-CONVERTIBLE CORPORATE BONDS AND NOTES--8.8%

 AES Corp. (The), 8.75% Sr. Unsec. Unsub. Nts., 6/15/08             28,000,000        26,320,000
-----------------------------------------------------------------------------------------------------
 AFLAC, Inc., 6.50% Sr. Unsec. Nts., 4/15/09                        26,900,000        28,008,119
-----------------------------------------------------------------------------------------------------
 Conseco Financing Trust II, 8.70% Unsec. Capital Securities,
   11/15/26                                                         51,155,000        11,509,875
-----------------------------------------------------------------------------------------------------
 Conseco Financing Trust III, 8.796% Bonds, 4/1/27                  41,990,000         9,447,750
-----------------------------------------------------------------------------------------------------
 Conseco, Inc., 6.80% Unsec. Nts., 6/15/05                           8,000,000         3,640,000
-----------------------------------------------------------------------------------------------------
 Duke Capital Corp., 7.50% Bonds, 10/1/09                           11,500,000        12,786,321
-----------------------------------------------------------------------------------------------------
 Duke Energy Field Services LLC, 7.875% Unsec. Nts., 8/16/10        15,325,000        17,028,159
-----------------------------------------------------------------------------------------------------
 Enron Corp.:
 6.40% Unsec. Nts., 7/15/06                                         16,385,000        12,744,237
 6.95% Unsec. Nts., 7/15/28                                         14,500,000        10,747,748
-----------------------------------------------------------------------------------------------------
 Federal National Mortgage Assn., 6.50% Unsec. Nts., 4/29/09        40,000,000        40,859,000
-----------------------------------------------------------------------------------------------------
 Ford Motor Co., 7.45% Bonds, 7/16/31                               17,000,000        15,940,237
-----------------------------------------------------------------------------------------------------
 Freddie Mac, 5.875% Unsec. Sub. Nts., 3/21/11                      41,000,000        43,242,741

                  14 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

                                                                               PRINCIPAL               MARKET
VALUE
                                                                                  AMOUNT                 SEE NOTE
1
======================================================================================================================

 NON-CONVERTIBLE CORPORATE BONDS AND NOTES Continued

 General Motors Acceptance Corp., 6.75% Nts., 1/15/06                        $33,775,000            $
34,638,559
----------------------------------------------------------------------------------------------------------------------
 J. C. Penney Co., Inc.:
 7.375% Nts., 6/15/04                                                         10,975,000
10,814,073
 7.40% Nts., 4/1/37                                                           34,000,000
32,817,072
----------------------------------------------------------------------------------------------------------------------
 Textron Financial Corp., 7.125% Nts., 12/9/04                                12,300,000
13,181,541
----------------------------------------------------------------------------------------------------------------------
 Tyco International Group SA, 5.80% Nts., 8/1/06                              26,800,000
27,577,709
----------------------------------------------------------------------------------------------------------------------
 Williams Communications Group, Inc. Trust, 8.25% Sr. Unsec. Nts.,
 3/15/04(3)                                                                   42,575,000
43,795,923

------------------
 Total Non-Convertible Corporate Bonds and Notes (Cost $447,442,001)
395,099,064

======================================================================================================================
 SHORT-TERM NOTES--11.6%

 American Express Credit Corp., 2.44%, 11/6/01                               124,609,000
124,566,525
----------------------------------------------------------------------------------------------------------------------
 Federal Home Loan Bank:
 2.15%, 12/3/01                                                              125,000,000
124,761,111
 2.33%, 11/19/01                                                              27,746,000
27,713,676
 2.46%, 11/1/01                                                               19,904,000
19,904,000
----------------------------------------------------------------------------------------------------------------------
 Federal National Mortgage Assn.:
 2.20%, 12/3/01                                                               50,000,000
49,902,222
 2.29%, 11/26/01                                                              20,505,000
20,472,315
----------------------------------------------------------------------------------------------------------------------
 General Electric Capital Services:
 2.25%, 11/19/01                                                              10,000,000
9,988,750
 2.27%, 12/10/01                                                             100,000,000
99,754,083
----------------------------------------------------------------------------------------------------------------------
 Prudential Funding LLC, 2.44%, 11/13/01                                      43,877,000
43,842,518

------------------
 Total Short-Term Notes (Cost $520,905,200)
520,905,200
----------------------------------------------------------------------------------------------------------------------
 TOTAL INVESTMENTS, AT VALUE (COST $4,748,701,782)                                 100.2%
4,512,483,101
----------------------------------------------------------------------------------------------------------------------
 LIABILITIES IN EXCESS OF OTHER ASSETS                                              (0.2)
(7,418,065)

----------------------------------------------
 NET ASSETS                                                                        100.0%           $
4,505,065,036

==============================================

FOOTNOTES TO STATEMENTS OF INVESTMENTS

1. Non-income-producing security.
2. Denotes an inflation-indexed security: coupon and principal are indexed to the consumer price index.
3. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities. amount to $43,795,923 or 0.97% of the Fund's net assets as of October 31, 2001.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  15 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 STATEMENT OF ASSETS AND LIABILITIES October 31, 2001
--------------------------------------------------------------------------------

======================================================================================================================
 ASSETS

 Investments, at value (cost $4,748,701,782)--see accompanying statement                            $
4,512,483,101
----------------------------------------------------------------------------------------------------------------------
 Cash
31,355
----------------------------------------------------------------------------------------------------------------------
 Receivables and other assets:
 Shares of beneficial interest sold
40,647,230
 Investments sold
33,154,948
 Interest and dividends
20,125,041
 Other
210,953

------------------
 Total assets
4,606,652,628

======================================================================================================================
 LIABILITIES

 Payables and other liabilities:
 Investments purchased
89,730,217
 Shares of beneficial interest redeemed
9,692,868
 Distribution and service plan fees
910,009
 Trustees' compensation
298,526
 Shareholder reports
214,053
 Transfer and shareholder servicing agent fees
23,486
 Other
718,433

------------------
 Total Liabilities
101,587,592

======================================================================================================================
 NET ASSETS                                                                                         $
4,505,065,036

==================

======================================================================================================================
 COMPOSITION OF NET ASSETS

 Par value of shares of beneficial interest                                                         $
2,809,423
----------------------------------------------------------------------------------------------------------------------
 Additional paid-in capital
4,618,463,759
----------------------------------------------------------------------------------------------------------------------
 Undistributed (overdistributed) net investment income
21,584,428
----------------------------------------------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions
98,426,107
----------------------------------------------------------------------------------------------------------------------
 Net unrealized appreciation (depreciation) on investments
(236,218,681)

------------------
 NET ASSETS                                                                                         $
4,505,065,036

==================

                  16 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

=======================================================================================================================
 NET ASSET VALUE PER SHARE

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of $1,763,404,000 and 109,626,950 shares of beneficial interest outstanding)
$16.09
 Maximum offering price per share (net asset value plus sales charge of 5.75% of offering price)
$17.07
-----------------------------------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $1,836,129,639 and 114,748,927 shares of beneficial interest outstanding)
$16.00
-----------------------------------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $751,228,920 and 46,952,688 shares of beneficial interest outstanding)
$16.00
-----------------------------------------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $19,648,678 and 1,224,137 shares of beneficial interest outstanding)
$16.05
-----------------------------------------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share
 (based on net assets of $134,653,799 and 8,389,611 shares of beneficial interest outstanding)
$16.05

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  17 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 STATEMENT OF OPERATIONS For the Year Ended October 31, 2001
--------------------------------------------------------------------------------

======================================================================================================================
 INVESTMENT INCOME

 Interest                                                                                           $
107,411,916
----------------------------------------------------------------------------------------------------------------------
 Dividends (net of foreign withholding taxes of $86,067)
24,788,310

------------------
 Total income
132,200,226

======================================================================================================================
 EXPENSES

 Management fees
27,514,492
----------------------------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A
5,405,840
 Class B
13,044,547
 Class C
5,007,656
 Class N
16,438
----------------------------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A
2,002,996
 Class B
1,945,601
 Class C
750,370
 Class N
5,689
 Class Y
60,441
----------------------------------------------------------------------------------------------------------------------
 Shareholder reports
848,664
----------------------------------------------------------------------------------------------------------------------
 Custodian fees and expenses
168,580
----------------------------------------------------------------------------------------------------------------------
 Trustees' compensation
162,984
----------------------------------------------------------------------------------------------------------------------
 Other
1,397,161

------------------
 Total expenses
58,331,459
 Less reduction to custodian expenses
(40,934)

------------------
 Net expenses
58,290,525

======================================================================================================================
 NET INVESTMENT INCOME
73,909,701

======================================================================================================================
 REALIZED AND UNREALIZED GAIN (LOSS)

 Net realized gain (loss) on:
 Investments
134,086,514

------------------
 Net realized gain (loss)
134,086,514

----------------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments
(287,851,709)

------------------
 Net realized and unrealized gain (loss)
(153,765,195)

======================================================================================================================
 NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                               $
(79,855,494)

==================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  18 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

 YEAR ENDED OCTOBER 31,                                                           2001
2000
======================================================================================================================

 OPERATIONS

 Net investment income (loss)                                            $   73,909,701              $
42,735,244
----------------------------------------------------------------------------------------------------------------------
 Net realized gain (loss)                                                   134,086,514
57,872,248
----------------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                      (287,851,709)
13,242,015

---------------------------------------------
 Net increase (decrease) in net assets resulting from operations            (79,855,494)
113,849,507

======================================================================================================================
 DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS

 Dividends from net investment income:
 Class A                                                                    (36,055,747)
(17,543,827)
 Class B                                                                    (23,546,689)
(10,102,062)
 Class C                                                                     (8,682,006)
(3,988,979)
 Class N                                                                        (36,119)
--
 Class Y                                                                     (1,361,483)
(153)
----------------------------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                                    (18,817,048)
(22,769,050)
 Class B                                                                    (17,273,729)
(19,818,961)
 Class C                                                                     (6,317,572)
(7,666,158)
 Class N                                                                             --
--
 Class Y                                                                         (5,528)
--

======================================================================================================================
 BENEFICIAL INTEREST TRANSACTIONS

 Net increase (decrease) in net assets resulting from
 beneficial interest transactions:
 Class A                                                                    810,674,363
112,910,940
 Class B                                                                    988,096,602
111,351,592
 Class C                                                                    441,840,859
24,570,641
 Class N                                                                     20,339,051
--
 Class Y                                                                    141,061,324
136,170

======================================================================================================================
 NET ASSETS

 Total increase                                                           2,210,060,784
280,929,660
----------------------------------------------------------------------------------------------------------------------
 Beginning of period                                                      2,295,004,252
2,014,074,592

---------------------------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $21,584,428
 and $16,372,655, respectively]                                          $4,505,065,036
$2,295,004,252

=============================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  19 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

 CLASS A       YEAR ENDED OCTOBER 31,                        2001             2000         1999
1998          1997
================================================================================================================================

 PER SHARE OPERATING
DATA

 Net asset value, beginning of period                  $    16.66       $    16.41     $  15.50     $
13.99       $ 12.48
--------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
operations:
 Net investment income                                        .46(1)           .36          .21
..26           .20
 Net realized and unrealized gain (loss)                     (.20)(1)          .55         2.88
3.24          2.65

-------------------------------------------------------------------------
 Total income (loss)
from
 investment operations                                        .26              .91         3.09
3.50          2.85
--------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
shareholders:
 Dividends from net investment income                        (.53)            (.28)        (.26)
(.20)         (.19)
 Distributions from net realized gain                        (.30)            (.38)       (1.92)
(1.79)        (1.15)

-------------------------------------------------------------------------
 Total dividends and/or
distributions
 to shareholders                                             (.83)            (.66)       (2.18)
(1.99)        (1.34)
--------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                        $    16.09       $    16.66     $  16.41     $
15.50       $ 13.99

=========================================================================

================================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.64%            5.78%       21.48%
27.91%        25.18%

================================================================================================================================
 RATIOS/SUPPLEMENTAL
DATA

 Net assets, end of period (in thousands)              $1,763,404       $1,027,560     $899,084
$135,821       $79,751
--------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $1,353,860       $1,020,483     $454,409
$103,244       $61,618
--------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net
assets:(3)
 Net investment income                                       2.61%(1)         2.24%        1.81%
2.07%         1.68%
 Expenses                                                    1.47%            1.45%        1.51%
1.55%(4)      1.58%(4)
--------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%             105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                     $ .34
Net realized and unrealized gain (loss)   $(.08)
Net investment income ratio                1.64%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  20 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 CLASS B                YEAR ENDED OCTOBER 31,               2001         2000         1999         1998
1997
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                  $    16.52     $  16.28     $  15.40     $  13.92       $
12.42
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                        .35(1)       .25          .14
..19           .15
 Net realized and unrealized gain (loss)                     (.19)(1)      .55         2.84         3.20
2.62

---------------------------------------------------------------------
 Total income (loss) from
 investment operations                                        .16          .80         2.98         3.39
2.77
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                        (.38)        (.18)        (.18)        (.12)
(.12)
 Distributions from net realized gain                        (.30)        (.38)       (1.92)       (1.79)
(1.15)

---------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                             (.68)        (.56)       (2.10)       (1.91)
(1.27)
----------------------------------------------------------------------------------------------------------------------------
 NET ASSET VALUE, END OF PERIOD                        $    16.00     $  16.52     $  16.28     $  15.40       $
13.92

=====================================================================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.03%        5.10%       20.84%       27.08%
24.55%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)              $1,836,130     $925,476     $801,485      $60,807
$25,609
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $1,307,367     $873,470     $355,797      $39,165
$19,230
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                       2.00%(1)     1.64%        1.21%        1.53%
1.09%
 Expenses                                                    2.07%        2.06%        2.10%        2.15%(4)
2.17%(4)
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%         105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                       $ .23
Net realized and unrealized gain (loss)     $(.07)
Net investment income ratio                  1.03%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  21 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

FINANCIAL HIGHLIGHTS Continued
--------------------------------------------------------------------------------

 CLASS C       YEAR ENDED OCTOBER 31,                        2001         2000         1999         1998
1997
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                    $  16.51     $  16.27     $  15.40      $ 13.92
$12.43
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                        .34(1)       .25          .15
..18           .15
 Net realized and unrealized gain (loss)                     (.18)(1)      .55         2.83         3.21
2.62

-------------------------------------------------------------------
 Total income (loss) from
 investment operations                                        .16          .80         2.98         3.39
2.77
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                        (.37)        (.18)        (.19)        (.12)
(.13)
 Distributions from net realized gain                        (.30)        (.38)       (1.92)       (1.79)
(1.15)

-------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                             (.67)        (.56)       (2.11)       (1.91)
(1.28)
----------------------------------------------------------------------------------------------------------------------------

 Net asset value, end of period                          $  16.00     $  16.51     $  16.27      $ 15.40
$13.92

===================================================================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(2)                         1.05%        5.10%       20.80%       27.12%
24.51%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                $751,229     $341,824     $313,506      $20,910
$6,687
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                       $502,037     $336,336     $139,356      $11,598
$4,724
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                       2.00%(1)     1.64%        1.21%        1.60%
1.09%
 Expenses                                                    2.07%        2.06%        2.10%        2.15%(4)
2.17%(4)
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                       88%         105%          58%
165%           89%

1. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                           $ .24
Net realized and unrealized gain (loss)         $(.08)
Net investment income ratio                      1.03%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  22 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

                                                                                                          PERIOD
ENDED
 CLASS N                                                                                             OCTOBER
31,2001(1)
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                                                                          $
16.84
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment
income                                                                                             .22(2)
 Net realized and unrealized gain (loss)
(.83)(2)

-------------
 Total income (loss) from investment operations
(.61)
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income
(.18)
 Distributions from net realized
gain                                                                               --

-------------
 Total dividends and/or distributions to shareholders
(.18)
----------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                                                                $
16.05

=============

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(3)
(3.71)%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)
$19,649
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                                                             $
4,977
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income
2.75%(2)
 Expenses
1.58%
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover
rate                                                                                            88%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                       $  .18
Net realized and unrealized gain (loss)     $ (.79)
Net investment income ratio                   1.78%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  23 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

FINANCIAL HIGHLIGHTS Continued
-------------------------------------------------------------------------------

 CLASS Y       YEAR ENDED OCTOBER 31,                                                           2001
2000(1)
============================================================================================================================

 PER SHARE OPERATING DATA

 Net asset value, beginning of period                                                         $16.67
$15.65
----------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income
..74(2)            .15
 Net realized and unrealized gain (loss)
(.40)(2)           .99

------------------------------
 Total income (loss) from investment operations                                                  .34
1.14
----------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                                           (.66)
(.12)
 Distributions from net realized gain
(.30)               --

------------------------------
 Total dividends and/or distributions to shareholders                                           (.96)
(.12)
----------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                                               $16.05
$16.67

==============================

============================================================================================================================
 TOTAL RETURN, AT NET ASSET VALUE(3)                                                            2.14%
7.32%

============================================================================================================================
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)                                                   $134,654
$144
----------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                                          $ 77,394
$ 32
----------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(4)
 Net investment income                                                                          2.97%(2)
2.46%
 Expenses                                                                                       1.00%
0.98%
----------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate
88%              105%

1. For the period from May 1, 2000 (inception of offering) to October 31, 2000.
2. Without the adoption of the change in amortization method as discussed in
Note 1 in the Notes to Financial Statements, these amounts would have been:
Net investment income                        $ .65
Net realized and unrealized gain (loss)      $(.31)
Net investment income ratio                   2.00%
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                  24 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

================================================================================
1. SIGNIFICANT ACCOUNTING POLICIES

Oppenheimer Quest Balanced Value Fund (the Fund), a series of Oppenheimer Quest for Value Funds, is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a combination of growth of capital and investment income. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has
entered into a sub-advisory agreement with OpCap Advisors.

     The Fund offers Class A, Class B, Class C, Class N and Class Y shares.
Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for
Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
SECURITIES VALUATION. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

                  25 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

NOTES TO FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

===============================================================================
 1. SIGNIFICANT ACCOUNTING POLICIES Continued

 FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

-------------------------------------------------------------------------------
 TRUSTEES' COMPENSATION. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended October 31, 2001, the Fund's projected benefit obligations were increased by $79,850 and payments of $6,482 were made to retired trustees, resulting in an accumulated liability of $297,528 as of October 31, 2001.

    The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
 Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more Oppenheimer funds selected by the trustee. The amount paid to the Board of Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

-------------------------------------------------------------------------------
 DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

-------------------------------------------------------------------------------
 CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

                  26 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

    The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $32,060,567, a decrease in overdistributed net investment income of $984,116, and a decrease in accumulated net realized gain on investments of $33,044,683. This reclassification includes $32,060,567 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were unaffected by the reclassifications.

-------------------------------------------------------------------------------
 INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

-------------------------------------------------------------------------------
 SECURITY TRANSACTIONS. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified  cost.

-------------------------------------------------------------------------------
 OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at  the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    The Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. The Fund elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Fund did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Fund, but resulted in a
 $984,116 decrease to cost of securities and a corresponding $984,116 decrease in net unrealized depreciation, based on securities held as of December 31,
 2000. For the year ended October 31, 2001, interest income increased by
 $31,453,889, net realized gain on investments decreased by $1,011,402, and the change in net unrealized depreciation on investments increased by $30,442,487.

                  27 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
2. SHARES OF BENEFICIAL INTEREST

The Fund has authorized an unlimited number of $.01 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                           YEAR ENDED OCTOBER 31, 2001(1) YEAR ENDED OCTOBER 31, 2000(2)
                                SHARES        AMOUNT          SHARES         AMOUNT
----------------------------------------------------------------------------------------

 CLASS A
 Sold                       64,338,039   $1,086,739,570    43,943,603  $ 691,390,182
 Dividends and/or
 distributions reinvested    2,914,348       46,783,526     2,250,576     35,496,341
 Redeemed                  (19,320,599)    (322,848,733)  (39,287,912)  (613,975,583)
                          ----------------------------------------------------------------
 Net increase (decrease)    47,931,788   $  810,674,363     6,906,267  $ 112,910,940
                          ================================================================

------------------------------------------------------------------------------------------
 CLASS B
 Sold                       67,633,037   $1,137,736,227    26,123,757  $ 408,575,609
 Dividends and/or
 distributions reinvested    2,193,098       34,890,525     1,767,287     27,770,767
 Redeemed                  (11,102,212)    (184,530,150)  (21,108,052)  (324,994,784)
                          ----------------------------------------------------------------
 Net increase (decrease)    58,723,923   $  988,096,602     6,782,992  $ 111,351,592
                          ================================================================

------------------------------------------------------------------------------------------
 CLASS C
 Sold                       30,430,120   $  511,658,741    10,628,869  $ 165,996,553
 Dividends and/or
 distributions reinvested      781,514       12,445,845       684,150     10,744,678
 Redeemed                   (4,960,353)     (82,263,727)   (9,881,441)  (152,170,590)
                          ----------------------------------------------------------------
 Net increase (decrease)    26,251,281   $  441,840,859     1,431,578  $  24,570,641
                          ================================================================

------------------------------------------------------------------------------------------
 CLASS N

 Sold                        1,303,598   $   21,674,792            --  $          --
 Dividends and/or
 distributions reinvested        2,179           36,108            --             --
 Redeemed                      (81,640)      (1,371,849)           --             --
                          ----------------------------------------------------------------
 Net increase (decrease)     1,224,137   $   20,339,051            --  $          --
                          ================================================================
------------------------------------------------------------------------------------------

 CLASS Y
 Sold                        9,750,120   $  164,240,847        10,078  $     159,209
 Dividends and/or
 distributions reinvested       80,494        1,366,949             9            145
 Redeemed                   (1,449,611)     (24,546,472)       (1,479)       (23,184)
                          ----------------------------------------------------------------
 Net increase (decrease)     8,381,003   $  141,061,324         8,608  $     136,170
                          ================================================================

1. For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to October 31, 2001, for
Class N shares.
2. For the year ended October 31, 2000, for Class A, B and C shares and for the period from May 1, 2000 (inception of offering) to October 31, 2000, for Class Y shares.

                  28 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

===============================================================================
 3. PURCHASES AND SALES OF SECURITIES

 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
 $4,572,798,154 and $2,588,401,817, respectively.

 As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $4,782,983,197 was:

            Gross unrealized appreciation                $ 181,233,085
            Gross unrealized depreciation                 (451,733,181)
                                                         --------------
            Net unrealized appreciation (depreciation)   $(270,500,096)
                                                         ==============

===============================================================================
 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES

 MANAGEMENT FEES. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.85% of average annual net assets. The Fund's management fee for the year ended October 31, 2001, was an annualized rate of 0.85%.

-------------------------------------------------------------------------------
 SUB-ADVISOR FEES. The Manager pays OpCap Advisors (the Sub-Advisor) a monthly fee based on the fee schedule set forth in the Prospectus. For the year ended
 October 31, 2001, the Manager paid $7,867,001 to the Sub-Advisor.

-------------------------------------------------------------------------------
 TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund. The
 Fund pays OFS an agreed upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y shares.
 This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001 and to 0.25% of average net assets for Class Y shares effective January 1,
 2001.

-------------------------------------------------------------------------------
 DISTRIBUTION AND SERVICE PLAN FEES. Under its General Distributor's Agreement
 with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

                  29 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

 NOTES TO FINANCIAL STATEMENTS  Continued
-------------------------------------------------------------------------------

===============================================================================
 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                         AGGREGATE            CLASS A       COMMISSIONS       COMMISSIONS       COMMISSIONS
COMMISSIONS
                         FRONT-END          FRONT-END        ON CLASS A        ON CLASS B        ON CLASS
C        ON CLASS N
                     SALES CHARGES      SALES CHARGES            SHARES            SHARES
SHARES            SHARES
                        ON CLASS A        RETAINED BY       ADVANCED BY       ADVANCED BY       ADVANCED BY
ADVANCED BY
 YEAR ENDED                 SHARES        DISTRIBUTOR     DISTRIBUTOR(1)    DISTRIBUTOR(1)    DISTRIBUTOR(1)
DISTRIBUTOR(1)
------------------------------------------------------------------------------------------------------------------------------

 October 31, 2001      $12,897,720         $3,056,554        $1,428,338       $34,087,489
$4,090,133          $171,698

 1. The Distributor advances commission payments to dealers for certain sales of
 Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                                    CLASS A                       CLASS B                 CLASS
C                    CLASS N
                        CONTINGENT DEFERRED           CONTINGENT DEFERRED     CONTINGENT DEFERRED
CONTINGENT DEFERRED
                              SALES CHARGES                 SALES CHARGES           SALES CHARGES
SALES CHARGES
                                RETAINED BY                   RETAINED BY             RETAINED BY
RETAINED BY
 YEAR ENDED                     DISTRIBUTOR                   DISTRIBUTOR             DISTRIBUTOR
DISTRIBUTOR
------------------------------------------------------------------------------------------------------------------------------

 October 31, 2001                   $68,369                    $2,453,996
$172,014                    $1,182

    The Fund has adopted Distribution and Service Plans for Class A, Class B,
 Class C and Class N shares under Rule 12b-1 of the Investment Company Act.
 Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

-------------------------------------------------------------------------------
 CLASS A DISTRIBUTION AND SERVICE PLAN FEES. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund (the Board of Trustees can set this rate up to 0.25%). Effective January 1, 2001, the asset-based sales charge rate for Class A shares was voluntarily reduced from 0.20% to
 0.15% of average annual net assets representing Class A shares. Under the Class
 A service plan, the Distributor currently uses the fees it receives from the
 Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The
 Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of
 Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A Plan totaled $5,405,840, all of which was paid by the Distributor to recipients. That included $251,794 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

-------------------------------------------------------------------------------
 CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
 Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

                  30 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

    The Distributor retains the asset-based sales charge on Class B shares.
The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on
Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

    The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended October 31, 2001, were as follows:

                                                                                        DISTRIBUTOR'S
                                                                   DISTRIBUTOR'S            AGGREGATE
                                                                       AGGREGATE         UNREIMBURSED
                                                                    UNREIMBURSED        EXPENSES AS %
                        TOTAL PAYMENTS       AMOUNT RETAINED            EXPENSES        OF NET ASSETS
                            UNDER PLAN        BY DISTRIBUTOR          UNDER PLAN             OF CLASS
------------------------------------------------------------------------------------------------------

 Class B Plan              $13,044,547           $10,762,613         $59,774,787                3.26%
 Class C Plan                5,007,656             1,828,413           9,855,903                1.31
 Class N Plan                   16,438                14,300             361,112                1.84

===============================================================================
5. BANK BORROWINGS

The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

    The Fund had no borrowings outstanding during the year ended or at
October 31, 2001.

                  31 OPPENHEIMER QUEST BALANCED VALUE FUND(SM)

                         Appendix A

                    RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the
nationally-recognized rating agencies listed below. Those
ratings represent the opinion of the agency as to the
credit quality of issues that they rate. The summaries
below are based upon publicly-available information
provided by the rating organizations.

Moody's Investors Service, Inc.
------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality.
They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an
exceptionally stable margin and principal is secure.  While
the various protective elements are likely to change, the
changes that can be expected are most unlikely to impair
the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by
all standards. Together with the "Aaa" group, they comprise
what are generally known as high-grade bonds.  They are
rated lower than the best bonds because margins of
protection may not be as large as with "Aaa" securities or
fluctuation of protective elements may be of greater
amplitude or there may be other elements present which make
the long-term risk appear somewhat larger than that of
"Aaa" securities.

A: Bonds rated "A" possess many favorable investment
attributes and are to be considered as upper-medium grade
obligations.  Factors giving security to principal and
interest are considered adequate but elements may be
present which suggest a susceptibility to impairment some
time in the future.

Baa: Bonds rated "Baa" are considered medium-grade
obligations; that is, they are neither highly protected nor
poorly secured.  Interest payments and principal security
appear adequate for the present but certain protective
elements may be lacking or may be characteristically
unreliable over any great length of time. Such bonds lack
outstanding investment characteristics and have speculative
characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative
elements. Their future cannot be considered well-assured.
Often the protection of interest and principal payments may
be very moderate and thereby not well safeguarded during
both good and bad times over the future.  Uncertainty of
position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the
desirable investment. Assurance of interest and principal
payments or of maintenance of other terms of the contract
over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues
may be in default or there may be present elements of
danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are
speculative in a high degree. Such issues are often in
default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and
can be regarded as having extremely poor prospects of ever
attaining any real investment standing.

Con.  (...):  Bonds  for  which the  security  depends  on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These  bonds are  secured  by (a)
earnings of projects  under  construction,  (b)  earnings of projects  unseasoned  in operating  experience,  (c) rentals that begin when  facilities are  completed,  or (d) payments
to  which  some  other  limiting  condition  attaches.   The
parenthetical  rating denotes  probable  credit stature upon completion of  construction  or  elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each
generic rating classification from "Aa" through "Caa." The
modifier "1" indicates that the obligation ranks in the
higher end of its generic rating category; the modifier "2"
indicates a mid-range ranking; and the modifier "3"
indicates a ranking in the lower end of that generic rating
category. Advanced refunded issues that are secured by
certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor
senior debt obligations having an original maturity not
exceeding one year:

Prime-1: Issuer has a superior ability for repayment of
senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of
senior short-term debt obligations. Earnings trends and
coverage ratios, while sound, may be more subject to
variation. Capitalization characteristics, while
appropriate, may be more affected by external conditions.
Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of
senior short-term obligations. The effect of industry
characteristics and market compositions may be more
pronounced. Variability in earnings and profitability may
result in changes in the level of debt protection
measurements and may require relatively high financial
leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating
category.

Standard & Poor's Rating Services
------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest  rating  assigned by
Standard  &  Poor's.  The  obligor's  capacity  to meet  its financial commitment on the obligation is extremely strong.

AA:   Bonds  rated  "AA"  differ  from  the  highest   rated
obligations only in small degree.  The obligor's capacity to meet its  financial  commitment  on the  obligation  is very strong.

A: Bonds  rated "A" are  somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and  economic conditions  than  obligations  in  higher-rated  categories.
However,  the  obligor's  capacity  to  meet  its  financial commitment on the obligation is still strong.

BBB:   Bonds  rated  "BBB"   exhibit   adequate   protection
parameters.   However,   adverse   economic   conditions  or
changing   circumstances  are  more  likely  to  lead  to  a
weakened  capacity  of the  obligor  to meet  its  financial commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B",  "CCC",  "CC" and "C" are regarded as
having   significant   speculative   characteristics.   "BB"
indicates  the  least  degree  of  speculation,  and "C" the highest.  While  such  obligations  will  likely  have  some
quality  and  protective   characteristics,   these  may  be
outweighed  by large  uncertainties  or major  exposures  to adverse conditions.
BB:  Bonds  rated  "BB" are less  vulnerable  to  nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties  or  exposure  to  adverse  business, financial,  or economic  conditions  which could lead to the
obligor's   inadequate   capacity  to  meet  its   financial
commitment on the obligation.

B: Bonds rated "B" are more  vulnerable to  nonpayment  than obligations  rated "BB",  but the obligor  currently has the
capacity   to  meet   its   financial   commitment   on  the
obligation.   Adverse  business,   financial,   or  economic
conditions  will  likely  impair the  obligor's  capacity or
willingness   to  meet  its  financial   commitment  on  the
obligation.

CCC:   Bonds  rated  "CCC"  are   currently   vulnerable  to
nonpayment,  and  are  dependent  upon  favorable  business, financial,  and economic  conditions for the obligor to meet its financial commitment on the obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor  is not  likely  to have  the  capacity  to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are  currently  highly  vulnerable  to nonpayment.

C: A subordinated  debt or preferred stock  obligation rated
"C" is currently  highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a  bankruptcy petition  has been filed or similar  action has been  taken, but payments on this obligation are being  continued.  A "C"
also will be assigned to a preferred  stock issue in arrears
on  dividends  or  sinking  fund   payments,   but  that  is
currently paying.

D:  Bonds  rated  "D"  are  in  default.   Payments  on  the
obligation  are not  being  made on the date due even if the applicable  grace  period has not expired,  unless  Standard and Poor's  believes  that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the  filing  of a  bankruptcy  petition  or the  taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the
addition of a plus (+) or minus (-) sign to show relative
standing within the major rating categories. The "r" symbol
is attached to the ratings of instruments with significant
noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The
obligor's capacity to meet its financial commitment on the
obligation is strong. Within this category, a plus (+) sign
designation indicates the obligor's capacity to meet its
financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the
adverse effects of changes in circumstances and economic
conditions than obligations in higher rating categories.
However, the obligor's capacity to meet its financial
commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters.
However, adverse economic conditions or changing
circumstances are more likely to lead to a weakened
capacity of the obligor to meet its financial commitment on
the obligation.

B: Obligation is regarded as having significant speculative
characteristics. The obligor currently has the capacity to
meet its financial commitment on the obligation. However,
it faces major ongoing uncertainties which could lead to
the obligor's inadequate capacity to meet its financial
commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is
dependent upon favorable business, financial, and economic
conditions for the obligor to meet its financial commitment
on the obligation.

D: Obligation is in payment default. Payments on the
obligation have not been made on the due date even if the
applicable grace period has not expired, unless Standard
and Poor's believes that such payments will be made during
such grace period. The "D" rating will also be used upon
the filing of a bankruptcy petition or the taking of a
similar action if payments on an obligation are jeopardized.

Fitch, Inc.
------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the
lowest expectation of credit risk. They are assigned only
in the case of exceptionally strong capacity for timely
payment of financial commitments. This capacity is highly
unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very
low expectation of credit risk. They indicate a very strong
capacity for timely payment of financial commitments. This
capacity is not significantly vulnerable to foreseeable
events.

A: High Credit Quality. "A" ratings denote a low
expectation of credit risk. The capacity for timely payment
of financial commitments is considered strong. This
capacity may, nevertheless, be more vulnerable to changes
in circumstances or in economic conditions than is the case
for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there
is currently a low expectation of credit risk. The capacity
for timely payment of financial commitments is considered
adequate, but adverse changes in circumstances and in
economic conditions are more likely to impair this
capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a
possibility of credit risk developing, particularly as the
result of adverse economic change over time. However,
business or financial alternatives may be available to
allow financial commitments to be met. Securities rated in
this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that
significant credit risk is present, but a limited margin of
safety remains. Financial commitments are currently being
met. However, capacity for continued payment is contingent
upon a sustained, favorable business and economic
environment.

CCC, CC C: High Default Risk.  Default is a real
possibility. Capacity for meeting financial commitments is
solely reliant upon sustained, favorable business or
economic developments. A "CC" rating indicates that default
of some kind appears probable. "C" ratings signal imminent
default.

DDD, DD, and D: Default. The ratings of obligations in this
category are based on their prospects for achieving partial
or full recovery in a reorganization or liquidation of the
obligor. While expected recovery values are highly
speculative and cannot be estimated with any precision, the
following serve as general guidelines. "DDD" obligations
have the highest potential for recovery, around 90%-100% of
outstanding amounts and accrued interest. "DD" indicates
potential recoveries in the range of 50%-90%, and "D" the
lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or
all of their obligations. Entities rated "DDD" have the
highest prospect for resumption of performance or continued
operation with or without a formal reorganization process.
Entities rated "DD" and "D" are generally undergoing a
formal reorganization or liquidation process; those rated
"DD" are likely to satisfy a higher portion of their
outstanding obligations, while entities rated "D" have a
poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating
symbol to denote relative status within the major rating
categories.  Plus and minus signs are not added to the
"AAA" category or to categories below "CCC," nor to
short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely
payment of financial commitments. May have an added "+" to
denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for
timely payment of financial commitments, but the margin of
safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of
financial commitments is adequate. However, near-term
adverse changes could result in a reduction to
non-investment grade.

B:    Speculative. Minimal capacity for timely payment of
financial commitments, plus vulnerability to near-term
adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility.
Capacity for meeting financial commitments is solely
reliant upon a sustained, favorable business and economic
environment.

D:     Default. Denotes actual or imminent payment default.

                         Appendix B
                   Food and Drug Retailers
------------------------------------------------------------
                  Industry Classifications
------------------------------------------------------------

Aerospace/Defense
Air Transportation                                           Gas Utilities
Asset-Backed                                                 Health Care/Drugs
Auto Parts and Equipment                                     Health Care/Supplies & Services
Automotive                                                   Homebuilders/Real Estate
Bank Holding Companies                                       Hotel/Gaming
Banks                                                        Industrial Services
Beverages                                                    Information Technology
Broadcasting                                                 Insurance
Broker-Dealers                                               Leasing & Factoring
Building Materials                                           Leisure
Cable Television                                             Manufacturing
Chemicals                                                    Metals/Mining
Commercial Finance                                           Nondurable Household Goods
Communication Equipment                                      Office Equipment
Computer Hardware                                            Oil - Domestic
Computer Software                                            Oil - International
Conglomerates                                                Paper
Consumer Finance                                             Photography
Consumer Services                                            Publishing
Containers                                                   Railroads & Truckers
Convenience Stores                                           Restaurants
Department Stores                                            Savings & Loans
Diversified Financial                                        Shipping
Diversified Media                                            Special Purpose Financial
Drug Wholesalers                                             Specialty Printing
Durable Household Goods                                      Specialty Retailing
Education                                                    Steel
Electric Utilities                                           Telecommunications - Long Distance
Electrical Equipment                                         Telephone - Utility
Electronics                                                  Textile, Apparel & Home Furnishings
Energy Services                                              Tobacco
Entertainment/Film                                           Trucks and Parts
Environmental                                                Wireless Services
Food

                                                      Appendix C

                            OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans.
Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.

I.                        Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9 This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the
              Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
-        Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a)
              mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P.
              ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch.
              On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
-        Purchases by a Retirement  Plan whose record keeper had a  cost-allocation  agreement with the Transfer Agent on or before March 1, 2001.

II.                                  Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
         "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

-

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
-        Shares issued in plans of reorganization,  such as mergers,  asset acquisitions and exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
         Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
-        To make  Automatic  Withdrawal  Plan  payments  that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an
                IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
-        For distributions  from 401(k) plans sponsored by  broker-dealers  that have entered into a special agreement with the Distributor allowing this waiver.

                   III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
         Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares  under an  Automatic  Withdrawal  Plan from an  account other than a  Retirement  Plan if the  aggregate  value of the  redeemed  shares does not exceed 10% of the  account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families"
              as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                 Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
-        acquired by such  shareholder  pursuant to an exchange of shares of an  Oppenheimer  fund that was one of the
Former Quest for Value Funds, or
         -        purchased by such  shareholder by exchange of shares of another  Oppenheimer fund that were acquired pursuant to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on November  24,
1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an  automatic  withdrawal  plan  holding  only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the  initial  value of the  account  value, adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995.
In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
November 24, 1995:
-        redemptions  following the death or  disability of the  shareholder(s)  (as evidenced by a  determination  of total disability by the U.S. Social Security Administration);
-        withdrawals  under an  automatic  withdrawal  plan (but only for Class B or Class C shares)  where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

     V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                     Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at
                $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18,
1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut
                Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

         VI.              Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

            VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities
                                                         Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

----------------------------------------------------------------------------------------------------------------------
Oppenheimer Quest Balanced Value Fund
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Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor

         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Accountants
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel

         Mayer Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820